SUBLEASE

         This SUBLEASE ("Sublease") is effective as of May 1, 2000 ("Effective Date"), between LADBROKE RACING CORPORATION, a Delaware corporation ("Sublessor"), and NEUROBIOLOGICAL TECHNOLOGIES, INC., a Delaware corporation ("Sublessee").

                                     RECITAL

         A. Pursuant to that certain lease dated as of July 7, 1997 ("Master Lease"), 3260 Blume Associates, LLC ("Master Lessor") leased to Sublessor approximately 4,333 square feet of space (the "Premises") located in the building commonly known as 3260 Blume Drive, Suite 500, Richmond, California. The Master Lease is for a period that commenced on or about August 1, 1997 and terminates on July 31, 2002. The Master Lease is attached hereto as Exhibit A. Sublessee and Master Lessor have previously expanded the Premises to include other space (together with the Premises, the "Master Premises").

         B. Sublessee desires to sublease from Sublessor and Sublessor desires to sublet to Sublessee the entire Premises. The Premises are shown on the floor plan attached hereto as Exhibit B.

         C. All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Master Lease.

                     THE PARTIES THEREFORE AGREE AS FOLLOWS:

                  1. Demise. Conditioned upon receipt of Master Lessor's written consent, if required, Sublessor hereby subleases and demises to Sublessee and Sublessee hereby takes and hires from Sublessor the Premises, subject to the provisions hereinafter set forth.

                  2. Term. The term ("Term") of this Sublease shall commence on May 1. 2000 ("Commencement Date") and, unless terminated earlier by Sublessor under the terms and conditions of this Sublease, shall expire on the earlier of July 31, 2002 or the date on which the Master Lease terminates without fault of Sublessor. Notwithstanding the foregoing, if Sublessor is unable, for any reason, to deliver the Premises to Sublessee within five (5) days after the Commencement Date, Sublessee shall have the right to terminate this Sublease upon written notice delivered to Sublessor.

                  3. Security Deposit. Concurrently herewith, Sublessor has delivered to Sublessee a security deposit in the amount of $7, 582.75 (the "Security Deposit") for the purpose of securing Sublessee's performance of its obligations hereunder. The rights and obligations of Sublessor and Sublessee with respect to the Security Deposit shall be as set forth in Section 26 of the Master Lease.

                  4. Use. Sublessee shall use the Premises for general office purposes consistent with the requirements and limitations set forth in the Master Lease.

                  5. Rent. Sublessee shall pay to Sublessor, as rent for the Premises, $7,582.75 on the first day of each and every month of the Term. Rent for any partial month of the Term shall be prorated based on the actual number of days in the month during which the Term commences or ends. Sublessee shall have no obligation to pay any Additional Rent and without limitation, shall have no obligation to pay any increases in Base Operating Costs and Taxes.

                  6. Sublessor's Use of Premises. During the first two months of the Term, during normal business hours, Sublessor shall be afforded non-exclusive access to, and the right to maintain its computer servers and related fixtures and equipment in, the room that currently houses Sublessor's computer servers (the "Computer Data Room"). By the end of such two-month period, unless otherwise agreed to in writing by Sublessor and Sublessee, Sublessor shall have removed all of its personal property and equipment and shall have surrendered the Computer Data Room to Sublessee. Sublessor shall be responsible for any and all damages caused by and liabilities arising out of Sublessor's use of the Computer Data Room, including, without limitation, any damage caused by Sublessor's removal of its property therein. Sublessee shall be responsible for any and all damages to Sublessor's servers and equipment caused by Sublessee's use of the Computer Data Room. Sublessor shall have the right to access and use the Computer Data Room for the same purposes and to the same extent that Sublessor currently uses such room and to service and remove Sublessor's property contained therein. If Sublessor requires access to the Computer Data Room during non-business hours, it shall provide Sublessee with reasonable advance notice, and Sublessee shall use reasonable efforts to accommodate Sublessor's request for access. Sublessee shall provide to Sublessor a single key to the Premises, which may be used by Sublessor or its qualified consultant in the event Sublessor requires access during non-business hours and is unable to contact Sublessee after reasonable attempts to do so. Sublessor shall advise Sublessee in writing of the name of the person that will retain the Premises key. As consideration for Sublessor's continued use of the Computer Data Room set forth above, Sublessee shall be entitled to a rent abatement equal to $126.00 for each month during which the access is permitted.

                  7.  Condition  of  Premises;  Surrender.  Except  as set forth below, Sublessee accepts the Premises in an "as is" condition as of the Effective Date, and Sublessee acknowledges that no representations or warranties with respect to the condition thereof have been made to it. Upon the expiration date of or earlier termination of this Sublease by Sublessor, Sublessee shall surrender the Premises to Sublessor in good condition and repair, broom-clean, ordinary wear and tear and damage for which lessee under the Master Lease has no obligation to restore or repair excepted and otherwise in the condition required by the Master Lease, and shall repair any damage to the Premises occasioned by the removal of Sublessee's trade fixtures, furnishings and equipment. Notwithstanding the foregoing, Sublessor represents and warrants that the Premises are in good condition, free, to best of Sublessor's knowledge, of Hazardous Materials, and that no damage or condition exists in or around the Premises that would require, pursuant to the terms hereof or the Master Lease, Sublessor or Sublessee to make repairs prior to surrendering the Premises to Master Lessor.

                  8. Subordination. This Sublease is subject and subordinate to the Master Lease.

                  9. Indemnification. (a) Sublessee shall defend, indemnify and hold Sublessor harmless from and against any and all losses, liabilities, claims, causes of action, damages, costs and expenses (including attorneys' fees and expert witnesses' fees) arising from or related to (i) any act or omission of Sublessee, Sublessee's officers, agents, employees, contractors, invitees or licensees, (ii) Sublessee's use of the Premises, or (iii) the conduct of Sublessee's business, or (iv) any activity on or with respect to the Premises occurring on or after the Commencement Date (other than as covered by Sublessor's indemnity below). In case any action or proceeding is brought against Sublessor by reason of any such claim, Sublessee, upon written notice from Sublessor, shall, at Sublessee's expense, resist or defend such action or proceeding by counsel reasonably approved by Sublessor. For the purposes of this Paragraph, "Sublessor" shall include any and all officers, directors, employees, shareholders, parents, agents or affiliates of Sublessor.

                  (b) Sublessor shall defend, indemnify and hold Sublessee harmless from and against any and all losses, liabilities, claims, causes of action, damages, costs and expenses (including attorneys' fees and expert witnesses' fees) arising from or related to (i) any act or omission of Sublessor, Sublessor's officers, agents, employees, contractors, invitees or licensees, whether prior to or after the Commencement Date, (ii) Sublessor's use of the Premises prior or after to the Commencement Date, (iii) any obligations of the tenant under the Master Lease not assumed by Sublessee hereunder, (iv) any entry to the Premises by Sublessor or its consultants during non-business hours, and (v) any unauthorized copying or distribution of the Premises key by Sublessor or its consultants. In case any action or proceeding is brought against Sublessee by reason of any such claim, Sublessor, upon written notice from Sublessee, shall, at Sublessor's expense, resist or defend such action or proceeding by counsel reasonably approved by Sublessee. For the purposes of this Paragraph, "Sublessee" shall include any and all officers, directors, employees, shareholders, parents, agents or affiliates of Sublessee.

                  10. Insurance. Sublessee shall, at Sublessee's sole cost and expense, maintain during the term of this Sublease the insurance required to be maintained by the tenant under the Master Lease.

                  11.  Master  Lease.  Except for the  paragraphs  of the Master
Lease which relate to the payment of Rent (including Additional Rent) and any future options to purchase, renew or expand, and to the extent not otherwise inconsistent with the provisions of this Sublease, the provisions of the Master Lease are hereby incorporated herein by reference on the following understandings:

                           a) The term "Premises" (or word of similar import) as
used therein shall refer to the Premises;

                           b) The term  "tenant" (or word of similar  import) as
used therein shall refer to Sublessee;

                           c) The term "landlord" (or word of similar import) as
used therein shall refer to Sublessor;

                           d) All of Master  Lessor's  rights  under the  Master
Lease shall inure to the benefit of Sublessor as well as to Master Lessor.

                           e)  With   respect   to  work,   services,   repairs,
repainting and restoration or the performance of other obligations required of or imposed upon Master Lessor under the

Master Lease, Sublessor's obligation with respect thereto shall be to request the same of Master Lessor, upon request by Sublessee, and to attempt to obtain the same from Master Lessor. Sublessee shall have the right to request the same directly from Master Lessor. Sublessee shall perform such maintenance and repairs with respect to the Premises as are required to be performed by the tenant under the Master Lease.

                           f) Sublessee hereby assumes and agrees to perform all
of the obligations of the tenant under the Master Lease that arise during the term of this Sublease in the manner and within the time required under the Master Lease (provided, however, that if the Premises consists of less than all of the Master Premises, the obligation of Sublessee hereunder shall be interpreted to apply only to the extent to which the obligations of the tenant under the Master Lease are applicable or allocable to the Premises). Sublessee further covenants that Sublessee will neither commit, nor permit to be committed by any third party, any act or omission which would violate any term or condition of the Master Lease, or be cause for termination of the Master Lease by Master Lessor. Sublessor agrees to perform all of the obligations of the tenant under the Master Lease that are applicable or allocable to the any portion of the Master Premises that are not a part of the Premises, as well as those obligations which are not assumed by Sublessee hereunder, including, without limitation, the payment of all Additional Rent allocable to the Premises. Sublessor further covenants that Sublessor will neither commit, nor permit to be committed by any third party, any act or omission which would violate any term or condition of the Master Lease, or be cause for termination of the Master Lease by Master Lessor.

                           g)  In  connection  with  any  alterations  Sublessee
desires to make to the Premises, Sublessee first shall obtain the prior written consent of Sublessor and, if required under the terms and conditions of the Master Lease, the prior written consent of Master Lessor.

                           h) Any  act or  omission  by  Sublessee  which  would
constitute a breach or default by the tenant under the Master Lease shall constitute a default on the part of Sublessee hereunder. In the event of any breach or default by Sublessee hereunder or under the Master Lease, Sublessor shall have each and all of the rights and remedies afforded Master Lessor under the Master Lease.

                           i) Sublessee and Sublessor each represent and warrant
that they have read and are familiar with the terms and conditions of the Master Lease.

                           j)  Sublessor  represents  and  warrants to Sublessee
that as of the Effective Date of this Sublease, there are no defaults under the terms of the Master Lease and all rental and other payments have been made to Master Lessor under the terms and conditions of the Master Lease.

                           k) The event  described  in  Section  16.3(a)  of the
Master Lease constitutes an Event of Default by Master Lessor or Sublessor, as the case may be.

                           l)  Sections 4, 24 and 33 and Exhibit B of the Master
Lease are not a part of this Sublease. None of the amendments to the Master Lease are a part of this Sublease.

                  12. Sublessee's Sign. If the Premises consists of less than all of the Master Premises and if the Master Lease contains any limitations on the number of signs that may be placed on the Master Premises, such night to place signs on the Premises shall be allocated between the parties on a proportionate basis with respect to each party's relative square footage of use. Notwithstanding the above, Sublessee's rights to install and maintain a sign on the Premises shall be limited to the provisions of the Master Lease and shall otherwise be conditioned upon receipt of prior written consent of Sublessor and Master Lessor.

                  13. Brokers. Sublessee and Sublessor each represent and warrant that no real estate broker or other party, who might claim or be entitled to a commission or other compensation as a result of the execution or performance of this Sublease, has participated in this transaction, other than BT Commercial and Technology Commercial, whose commissions, if any are due, shall be paid for by Sublessor pursuant to a separate agreement between Sublessor and BT Commercial. Sublessee and Sublessor each shall indemnify, defend and hold the other harmless from and against all claims, costs and damages incurred as a result of the breach of the foregoing representations and warranties. The provisions of this Paragraph shall survive the termination of this Sublease.

                  14. Notices. Any notices or demands to be given pursuant to the Master Lease or this Sublease shall be in writing and shall be delivered personally or sent by reputable overnight courier that provides evidence of delivery, or by registered or certified mail, return receipt requested, with all postage and fees prepaid, to Sublessor or Sublessee, respectively, at the following addresses, or at such other address as such party shall designate by written notice to the other party. Such addresses are:

SUBLESSOR:                              Ladbroke Racing Corporation

                                        Race Track Road

                                        P.O. Box 499

                                        Meadow Lands, Pennsylvania 15347

                                        Attention:  Mr. Robert Vogel



SUBLESSEE:                              Neurobiological Technologies, Inc.

                                        3260 Blume Drive, Suite 500

                                        Richmond, California 94806

                                        Attention:  Mr. Paul Freiman

Such notices shall be deemed to have been received and to be effective for all purposes upon receipt or refusal to accept delivery at such address as indicated on the return receipt or other record of delivery, or (if earlier) on the second business day after being mailed in accordance with the requirements of this paragraph.

                  15. No Oral Agreements. There are no oral agreements or understandings between the parties hereto affecting this Sublease. This Sublease cannot be changed or terminated orally but only by an agreement in writing signed by the party against whom enforcement or any waiver, change, modification or discharge is sought.

                  16. Governing Law. This Sublease shall be governed and construed in accordance with the laws of the State of California.

                  17. Attorneys' Fees. If there is any legal action or proceeding between Sublessor and Sublessee to enforce any provision of this Sublease, or to protect or to establish any right or remedy of either party hereunder, the prevailing party in such action or proceeding shall be entitled to recover from the other party all costs and expenses, including reasonable attorneys' fees and expert witnesses' fees incurred by such prevailing party in connection with any such action or any appeal in connection therewith.

                  18.  Inurement.  This Sublease shall be binding upon and shall
inure  to  the  benefit  of  the  parties,   their   respective   heirs,   legal
representatives, successors and assigns.

                  19. Time. Time is of the essence of this Sublease and each and all of its provisions.

         IN WITNESS WHEREOF, the parties hereto have executed this Sublease effective as of the day and year first above written.

SUBLESSOR:                          LADBROKE RACING CORPORATION
                                    a Delaware corporation

                                    By:/s/ Joseph W. Michaels
                                       ----------------------
                                    Its:  Director of Construction and Property
                                          -------------------------------------
                                    By:
                                       ----------------------------------------
                                    Its:
                                        ---------------------------------------


SUBLESSEE:                          NEUROBIOLOGICAL TECHNOLOGIES, INC.,
                                    a Delaware corporation

                                    By:/s/ Calvert Yee
                                       ---------------
                                    Its:  VP, Operations and Administration
                                          ------------------------------------
                                    By:
                                       ---------------------------------------
                                    Its:
                                        --------------------------------------

                                     CONSENT

         The undersigned, 3260 Blume Associates, LLC, Master Lessor under the Master Lease described in the Sublease to which this Consent is attached, hereby consents to the provisions of the foregoing Sublease effective as of May 1, 2000, by and between Ladbroke Racing Corporation, as Sublessor and Neurobiological Technologies, Inc., as Sublessee. Master Lessor agrees to notify Sublessee concurrently of any default by Sublessor under the Master Lease and agrees that Sublessee shall be entitled to cure any such default by Sublessor within the applicable cure periods set forth in the Master Lease. Master Lessor further agrees not to terminate the Master Lease by reason of such default by Sublessor if Sublessee diligently proceeds to cure the default within the applicable time periods provided, however, (a) if the default is not capable of being cured within the time periods provided, or (b) if the default relates to a portion of the Master Premises that is not a part of the Premises leased by the Sublease, and provided Sublessee is not then in default of its rent obligations hereunder, Lessor agrees to enter into a new lease with Sublessee on the same terms and conditions as set forth herein and for the remaining term of the Master Lease. The foregoing Consent shall not be deemed to constitute consent by the undersigned to any subletting other than that described in the Sublease.

                              3260 BLUME ASSOCIATES, LLC, a
                              ____________ limited liability company


                              By:
                                 -----------------------------------------------

                              Title:
                                    --------------------------------------------

                              Date:
                                   ---------------------------------------------

                                    EXHIBIT A

                                 (Master Lease)

                                    EXHIBIT B

                              (Premises Floor Plan)

                                 LEASE AGREEMENT

                                       for

                                    Plaza II
                                3260 Blume Drive
                               Richmond, CA 94806

                                    Suite 500

                                     between

                           3260 Blume Associates, LLC
                                  as "Landlord"


                                       and

                           Ladbroke Racing Corporation
                             a Delaware Corporation
                                   as "Tenant"

                                 LEASE AGREEMENT

                                                                            Page

1.       PREMISES                                                             1

2.       TERM, POSSESSION                                                     1

3.       RENT                                                                 1

4.       ADDITIONAL RENT;
         INCREASES IN OPERATING COSTS AND TAXES                               1

5.       USE OF PREMISES                                                      4

6.       ALTERATIONS                                                          5

7.       MAINTENANCE AND REPAIRS                                              5

8.       TRADE FIXTURES                                                       6

9.       TENANT'S TAXES                                                       6

10.      UTILITIES AND SERVICES                                               6

11.      EXCULPATION AND INDEMNIFICATION                                      8

12.      INSURANCE                                                            9

13.      DAMAGE OR DESTRUCTION                                               10

14.      CONDEMNATION                                                        11

15.      ASSIGNMENT AND SUBLETTING                                           13

16.      DEFAULT AND REMEDIES                                                14

17.      LATE CHARGE; INTEREST                                               17

18.      WAIVER                                                              18

19.      ENTRY AND INSPECTION                                                18

20.      SURRENDER AND HOLDING OVER                                          18

21.      SUBORDINATION; ATTORNMENT; NON-DISTURBANCE                          19

22.      MORTGAGEE PROTECTION                                                19

23.      ESTOPPEL CERTIFICATES                                               19

                                 LEASE AGREEMENT

                                                                            Page

24.      NOTICES                                                             20

25.      ATTORNEYS' FEES                                                     20

26.      SECURITY DEPOSIT                                                    21

27.      QUIET POSSESSION                                                    21

28.      SECURITY MEASURES                                                   21

29.      FORCE MAJEURE                                                       21

30.      RULES AND REGULATIONS                                               21

31.      LANDLORD'S LIABILITY                                                21

32.      CONSENTS AND APPROVALS                                              22

33.      BROKERS                                                             22

34.      OTHER RIGHTS RESERVED BY LANDLORD                                   22

35.      HAZARDOUS MATERIALS                                                 23

36.      ENTIRE AGREEMENT                                                    24

37.      MISCELLANEOUS                                                       24

38.      AUTHORITY                                                           25


EXHIBIT A:  DESCRIPTION OF PREMISES

EXHIBIT B:  CONSTRUCTION RIDER

EXHIBIT C:  BUILDING RULES

EXHIBIT D:  ADDITIONAL PROVISIONS

                                 LEASE AGREEMENT

         THIS LEASE is Made as of July 7, 1997 by and between 3260 Blume Associates, LLC, ("Landlord"), and Ladbroke Racing Corporation ("Tenant"). Landlord and Tenant hereby agree as follows:

1. PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and subject to the conditions of this Lease, approximately 4,333 rentable square feet of office space (the "Premises"), as shown on Exhibit A attached hereto and made a part hereof. The Premises are located on the fifth (5th) floor, Suite 500, of the building known as the Plaza 11 and located at 3260 Blume Drive, Richmond, California (the "Building"). The Building contains a total of approximately 77,475 rentable square feet of office space.

2. TERM; POSSESSION. The term of this Lease (the "Term") shall commence on August 15, 1997 (the scheduled "Commencement Date"), but in no event sooner than the date of substantial completion of the Landlord provided improvements, if any, detailed in Exhibit B hereto and, unless sooner terminated pursuant to the provisions of this Lease, shall expire on day preceding the sixty (60) month anniversary of the Commencement Date on August 14, 2002 ("Expiration Date").

3.       RENT.

         3.1 Base Rent. During the Term, Tenant shall pay to Landlord, as monthly base rent for the Premises ("Base Rent"), without offset, deduction, prior notice or demand, the following amounts:

                     August 1, 1997 through July 31, 1998           $7,149.45
                     August 1, 1998 through July 31, 1999           $7,366.10
                     August 1, 1999 through July 31, 2002           $7,582.75

                  Base Rent for the first month of the Term for which Base Rent is payable shall be payable in. advance upon the execution of this Lease. Thereafter, Base Rent shall be payable in advance on the first day of each calendar month during the Term that follows first month of the Term for which Base Rent is payable. Base Rent for any partial month during the Term shall be prorated, based upon the daily Base Rent then in effect (calculated on the basis of a 30-day month and the number of days during the month that the Term is in effect).

         3.2 Payment of Rent. All amounts payable or reimbursable by Tenant to Landlord under this Lease, including amounts payable as late charges or interest, shall constitute "Rent" and shall be payable and recoverable as Rent in the manner provided in this Lease. All sums payable to Landlord on demand under the terms of this Lease shall be payable within fifteen (15) days after written notice from Landlord of the amounts due. All Rent shall be paid to Landlord in lawful money of the United States at the address specified in Section 24 - "Notices" or at such other place as Landlord may from time to time designate in writing.

4.       ADDITIONAL RENT: INCREASES IN OPERATING COSTS AND TAXES.

         4.1 Definitions. For purposes of this Lease the following terms shall be defined as follows:

                  (a) "Base Operating Costs and Taxes" means the sum of actual 1997 Operating Costs and Taxes, excluding therefrom, however, any Gross Operating Costs or Gross Taxes of a nature that would not ordinarily be incurred on an annual, recurring basis;

                  (b) "Gross Operating Costs" means all direct costs of managing, operating, maintaining and repairing the Property including the associated parking and common areas, including, but not limited to: (i) costs of maintenance and repair of the Property, including the repair or replacement of glass and the roof covering or membrane, (ii) costs of maintenance and replacement of landscaping in the Property; (iii) costs of providing utilities - including costs and charges for water, gas, sewage disposal, rubbish removal, security services, cleaning and janitorial services, window washing and supplies and materials; (iv) charges for the services of independent contractors and compensation (including employment taxes and fringe benefits) for persons who perform duties in connection with the operation, maintenance and repair of the Building, such compensation to be appropriately allocated for persons who perform duties unrelated to the Building; (v) premiums for property insurance (including coverage for earthquake and flood is carried by Landlord), liability insurance, rental income and other insurance relating to the
                       Property, and deductible amounts under such insurance paid in connection with the repair or restoration of the Property (including the common areas) after damage or destruction of the Property; (vi) fees and charges for licenses, permits and inspections: (vii) costs associated with the maintenance of the Building; (viii) property management fees of not more than five (5) percent of Building gross receipts; (ix) costs for accounting, legal and other professional services incurred in connection with the operation of the Building and the calculation of Gross Operating Costs and Gross Taxes (as defined below);
                       (X) a reasonable allowance for depreciation on machinery and equipment used to maintain the Property in the common area (xi) the reasonable cost of contesting the validity or applicability of any governmental enactments that may affect the Property; (xii) the Building's share of common area maintenance fees and expenses; and (xiii) any other expense or charge, whether or not hereinbefore described, which in accordance with generally accepted property management practices would be considered an expense of managing, operating, maintaining and repairing the Property.

                       GrossOperating Costs shall not include (i) capital improvements subsequent to the initial construction and development of the Building, other than those specifically enumerated above in the definition of Gross Operating Costs; (ii) costs of special services rendered to individual tenants (including Tenant) for which a special charge is made; (iii) interest and principal payments on loans or indebtedness secured by the Building; (iv) costs of improvements for other tenants of the Building; (v) costs of services or other benefits of a type which are not available to Tenant but which are available to other tenants or occupants, and costs for which Landlord is reimbursed by other tenants of the Building other than through payment of tenants' shares of Operating Costs and Taxes; (vi) leasing commissions, attorneys' fees and other expenses incurred in connection with negotiations or disputes with other tenants, prospective tenants or occupants of the Property, or in connection with the enforcement or violation by Landlord or such tenant or occupant of any lease; (vii) depreciation or amortization, other than as specifically enumerated above in the definition of Gross Operating Costs; (viii) costs, fines or penalties incurred due to Landlord's violation of any law or governmental regulation; and (ix) the excess of the cost of supplies and services provided by subsidiaries and affiliates of Landlord over competitive costs by independent suppliers and contractors of comparable buildings in the vicinity of the Property.

                  (c) "Gross Taxes" means all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Property; governmental charges, fees or assessments for transit (including without limitation, area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the Property; personal property taxes assessed on the personal property of the Landlord used in the operation of the Property; service payments in lieu of taxes and taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Property or the personal property described above: taxes and assessments on the gross or net rental receipts of Landlord derived from the Building (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources); and the reasonable cost of contesting by appropriate Landlord from all sources); and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above. The term "Gross Taxes" shall not include any "Tenant's Taxes" as defined in Section 9 - "Tenant's Taxes".

                  (d) "Operating Costs" means the total Gross Operating Costs for any calendar year divided by the number of rentable square feet of office space in the Building. Operating Costs for any year during which average occupancy of the Building is less than ninety-five percent (95%) shall be calculated based upon the Gross Operating Costs that would have been incurred if the Building were so occupied during the entire calendar year. Tenant's Share of Operating Costs shall not be reduced as a result of Tenant's performing for itself any of the services that Landlord provides for the Property or for the tenants of the Property.

                  (e) "Taxes" means the total Taxes for any calendar year divided by the number of rentable square feet in the Building. Taxes for any year during which average occupancy of the Building is less than ninety-five percent (95%) shall be calculated based upon the Gross Taxes that would have been incurred if the Building were so occupied during the entire calendar year.

                  (f) "Tenant's Share" means an amount equal to the number of rentable square feet of office space in the Premises multiplied by any increases in Operating Costs and Taxes over Base Operating Costs and Taxes.

         4.2 Additional Rent. If Operating Costs and Taxes for any calendar year during the term of this Lease exceed Base Operating Costs and Taxes, Tenant shall pay Landlord, as "Additional Rent", Tenant's Share of such increase in Operating Costs and Taxes (whether such increase, in the case of Taxes, is caused by changes in valuation, rate or other factors or circumstances).

         4.3 Notice and Payment. As close as reasonably possible to the end of each calendar year, Landlord shall notify Tenant of any increases in Operating Costs and Taxes over Base Operating Costs and Taxes estimated by Landlord for the following calendar year. Commencing on the first day of January of each calendar year and on the first day of every month thereafter in such year, Tenant shall pay to Landlord, as Additional Rent, one twelfth (1/12th) of Tenant's Share of increases in Operating Costs and Taxes as reasonably estimated by Landlord. If at any time during any such calendar year, it appears that Operating Costs or Taxes for such year will vary from Landlord's estimate, Landlord may, by written notice to Tenant, revise its estimate for such year and the Additional Rent payments by Tenant for such year shall thereafter be based upon such revised estimate.

                  As soon as possible after each calendar year for which Tenant has made estimated payments or is liable for increases in Operating Costs and Taxes, Landlord shall furnish Tenant a statement with respect to such year, certified by Landlord's controller, showing Gross Operating Costs and Gross Taxes, Operating Costs and Taxes, the increase in Operating Costs and Taxes in excess of Base Operating Costs and Taxes, Tenant's Share of such increase, and the total payments made by Tenant on the basis of any previous estimate of such increases. Unless Tenant raises any objections to Landlord's statement within one (1) year after receipt of the same .(except for fraud), such statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute such statement or any item therein or the computation of increases of in Operating Costs or Taxes. If Tenant does object to such statement, Landlord shall provide Tenant with reasonable verification of the figures shown on the statement and the parties agree to negotiate in good faith to resolve any disputes. Any amounts due Landlord or Tenant shall be paid in the manner set forth below. Any objection of Tenant to Landlord's statement and resolution of any dispute shall not postpone the time for payment of any amounts due Tenant or Landlord based on Landlord's statement, nor shall any failure of Landlord to deliver Landlord's statement in a timely manner relieve Tenant of its obligation to pay any amounts due Landlord based on Landlord's statement.

                  If Tenant's Share for the year as finally determined exceeds the total payments made by Tenant based on Landlord's estimates, Tenant shall pay Landlord the deficiency within ten
                  (10) days of Tenant's receipt of Landlord's statement. If the total payments made by Tenant based on Landlord's estimate of the increases in Operating Costs and Taxes exceed Tenant's Share of the increases, as determined by Landlord, Tenant's excess payment shall be credited toward future payments by Tenant of Rent or estimated increases in Operating Costs and Taxes and if no future payments are due, payable to Tenant within ten (10) days.

                  For any partial calendar year at the commencement or termination of this Lease, Tenant's Share of any increases in Operating Costs and Taxes over Base Operating Costs and Taxes for such year shall be prorated on the basis of a 365-day year by computing Tenant's Share of the increases in Operating Costs and Taxes for the entire year and then prorating such amount for the number of days the term of this Lease was in effect during such year. Notwithstanding the termination of this Lease, and within ten (10) days of Tenant's receipt of Landlord's statement regarding the determination of increases in Operating Costs and Taxes for the calendar year in which this Lease terminates, Tenant shall pay to Landlord or Landlord shall pay to Tenant, as the case may be, an amount equal to the difference between Tenant's Share (as prorated) of the increases in Operating Costs and Taxes for such year, as finally determined by Landlord, and the amount previously paid by Tenant toward such increases.

5. USE OF PREMISES. The Premises shall be used for general office purposes and for no other business or purpose without the written consent of Landlord.

         Tenant shall comply with all present and future governmental laws, ordinances, rules and regulations relating to Tenant's use or occupancy of the Premises and shall observe the Building Rules, as defined in
         Section 30 - "Rules and Regulations". Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by the standard form of fire insurance policy or that will cause a cancellation of, or an increase in the existing premium for, any insurance policy covering the Property or any part thereof. Any breach of this covenant shall constitute a default under this Lease and in addition shall obligate Tenant to pay to Landlord any and all increases in insurance premiums resulting from such breach.

         Tenant shall not occupy or use the Premises, or permit the Premises to be occupied or used, in any manner that will constitute waste or a nuisance or will disturb the quiet enjoyment of or otherwise annoy other tenants in the Building. Tenant shall not, without the prior consent of Landlord, bring into the Building or the Premises or use or incorporate in the Premises any apparatus, equipment or supplies that may cause substantial noise, odor or vibration or overload the Premises or the Building or any of its utility or elevator systems or jeopardize the structural integrity of the Building or any part thereof. If any of Tenant's office machines or equipment disturb any other tenant in the Building, then Tenant shall provide adequate insulation or take such other action as may be necessary to eliminate the disturbance.

         Tenant shall not, without the prior consent of Landlord, connect to the utility systems of the Building any apparatus, machinery or other equipment except typical office machines and devices such as electric typewriters, word processors, mini and micro-computers and office-size photocopiers. Tenant shall pay the cost of all utilities and services supplied to Tenant in connection with Tenant's use of additional office equipment approved by Landlord hereunder, as provided in Section 10.2 "Payment for Additional Utilities and Services". Tenant shall not, without the prior consent of Landlord, connect to any dedicated electrical circuit in the Premises electrical apparatus or equipment of any type having in the aggregate electrical power requirements in excess of two amps per outlet. Notwithstanding Landlord's consent to such excess loading of circuits, Tenant shall pay the cost of any additional or above-standard capacity electrical circuits necessitated by such excess loading circuits and the installation thereof.

6. ALTERATIONS. All alterations, improvements or changes to the Premises (other than the suite improvements provided for in the Construction Rider) desired by Tenant ("Alterations") shall be made at Tenant's expense and shall require Landlord's prior approval. If Tenant desires any Alteration, Tenant shall submit to Landlord for its prior approval (which approval shall not, provided such Alteration does not affect the structural portions or the mechanical or utility systems of the Property, and subject to other terms of this Lease, be unreasonably withheld or delayed) reasonably detailed final plans and specifications and the name of the contractor proposed by Tenant to make the Alteration. Tenant shall obtain all applicable permits, authorizations and governmental approvals before commencement of the Alteration, and the Alteration shall be completed with due diligence in compliance with the plans and specifications approved by Landlord. In making any Alteration, Tenant shall comply in all respects with the "Building Rules" (as defined in Section 30 - "Rules and Regulations and with
         Section 5 - "Use of Premises".

         All Alterations shall be made at such times and in such manner as Landlord may designate, only by such contractors or mechanics as are approved by Landlord, and subject to all other conditions which Landlord may in its discretion impose.

         All Alterations shall be the property of Landlord, and upon expiration or termination of this Lease, all Alterations which are permanently affixed shall be surrendered with the Premises at the end of the term of this Lease in accordance with Section 20.1 - "Surrender.

         Tenant shall obtain liability insurance, in form and amount and from an insurance company acceptable to Landlord, insuring Tenant against damage to person and property arising out of the construction of the Alteration. Tenant shall keep the Premises and the Property free and clear of all liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Tenant shall give Landlord at least five (5) days' notice prior to the commencement of any Alterations. Landlord may post and record an appropriate notice of non-responsibility with respect to any Alteration or the installation of any "Trade Fixtures" (as defined in Section 8 - "Trade Fixtures") and Tenant shall maintain any such notices posted by Landlord in or on the Premises. In the event any such lien attaches to the Premises or the Property, and Tenant does not cause the same to be released by payment, bonding or otherwise, within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released by such means as it shall deem proper, and any sums expended by Landlord in connection therewith shall be payable by Tenant on demand with interest thereon from the date of expenditure by Landlord at the rate specified in Section 17.2 - "Interest" hereof.

7. MAINTENANCE AND REPAIRS. By taking possession of the Premises, Tenant agrees that the Premises are then in a tenantable and good condition. During the term of this Lease Tenant shall take good care of the Premises and keep the Premises in a clean and orderly condition. As a material part of the consideration for this Lease, Tenant hereby waives the provisions of California Civil Code Sections 1932(l), 1941 and 1942 or any other applicable existing or future law, ordinance or governmental regulation permitting Tenant to make repairs at the Landlord's expense.

         Landlord shall maintain or cause to be maintained in reasonably good order, condition and repair, the structural portions of the roof, foundations, floors and exterior walls of the Building, the equipment and facilities by which utilities and services are provided and the public and common areas of the Building, such as elevators, stairs, corridors and restrooms; provided, however, that Tenant shall pay the costs of repairs for damage occasioned by or any act or omission of Tenant (collectively Tenant's "Representatives"). Landlord shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair, and failure to so report such defect shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such condition.

         Landlord hereby reserves the right, in any time and from time to time, without the same constituting an actual or constructive eviction, to make alterations, additions, repairs, improvements to or in or to decrease the size of area of, all or any part of the Building, the fixtures and equipment therein, the heating, ventilation, air-conditioning, plumbing, electrical, fire protection, life safety, security and mechanical systems of the Building ("Building Systems"), the common areas and all other parts of the Building, and to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets and other public parts of the Building-provided that such changes shall not detrimentally impact parking, access or maintenance of the Building as a first- class office building.

8. TRADE FIXTURES. Subject to the provisions of Section 5 - "Use of Premises" and Section 6 -"Alterations", Tenant may install and maintain furnishings, equipment, movable partitions, business machines and other trade fixtures ("Trade Fixtures") in the Premises, provided that the Trade Fixtures do not become an integral part of the Premises or the Building. Tenant, if not then in default under this Lease, may after or remove any of its Trade Fixtures at any time during the term of this Lease or upon its expiration or termination. Tenant shall promptly repair any damage to the Premises or the Building caused by such removal. If Tenant fails to make such repairs, Landlord may do so at Tenant's expense.

9.       TENANT'S TAXES.

         9.1 Definition. For purposes of this Section, "Tenant's Taxes" shall mean all taxes, assessments, license fees and other governmental charges or impositions levied or assessed against or with respect to Tenant's personal property or Trade
                  Fixtures installed, located or attached to the Premises, whether levied directly against Tenant or levied against Landlord or the Property.

         9.2 Payment. Tenant shall pay all Tenant's Taxes before delinquency and, at Landlord's request, shall furnish Landlord satisfactory evidence thereof. If Tenant fails timely to pay any Tenant's Taxes levied directly against Tenant, if any Tenant's Taxes are levied against Landlord or the Property, or if the assessed value of the Building is increased by the inclusion of a value placed on Tenant's personal property, Trade Fixtures or Alterations, Landlord may pay the portion of Tenant's Taxes that is not paid by Tenant or that is levied or assessed against Landlord or the Property. Landlord may pay such Tenant's Taxes regardless of the validity of their levy or assessment and whether or not Tenant elects to contest the same if, in the reasonable judgment of Landlord, the failure to pay such taxes will jeopardize the interest of Landlord in the Property. If Landlord pays Tenant's Taxes or any portion thereof, Tenant shall, immediately upon demand by Landlord, reimburse Landlord for the amount of such payment, together with interest at the rate specified in Section 17.2 - "Interest" from the date of Landlord's payment to the date of Tenant's reimbursement.

10.      UTILITIES AND SERVICES.

         10.1 Description of Services. During the hours of 7:00 a.m. to 7:00 p.m. ("Business Hours") on weekdays except public holidays ("Business Days"); and subject to the rules and regulations of the Building, Landlord shall furnish to the Premises "Building Standard" amounts of electricity, water, heat, air-conditioning and elevator service consisting of either attended or non-attended automatic elevators. On Business Days, subject to the rules and regulations of the Building, Landlord shall furnish to the Premises and its attendant restrooms and other common areas, "Building Standard" janitorial service, window washing, fluorescent tube replacement and toilet room supplies; provided, however, that Landlord shall not be required to provide janitorial services required due to the use of portions of the Premises for preparation or consumption of food or beverages or for similar purposes. During non-Business

                  Hours, Landlord shall furnish the Premises with water and elevator service and, subject to the provisions of Section
                  10.2 - "Payment for Additional Utilities and Services", and, upon twenty-four (24) hours notice from Tenant, reasonable heat and air conditioning. Any additional utilities or service that Landlord may agree to provide at Tenant's request shall be at Tenant's sole expense.

         10.2 Payment for Additional Utilities and Services. Tenant hall pay for heat and air-conditioning furnished at Tenant's request during non-Business Hours on an hourly basis at the then prevailing rate established for the Building by Landlord calculated based on the estimated actual cost of providing such heat and air-conditioning. If the service requested by Tenant is not a continuation of service furnished during Business Hours, Tenant shall pay for such service at such rate for a period of two (2) hours preceding the commencement of service.

                  If the temperature otherwise maintained in any portion of the Premises by the heating, ventilating and air-conditioning ("HVAC) systems of the Building is affected as a result of (a) any lights, machines or equipment used by Tenant in the Premises; or (b) the occupancy of the Premises by more than one person per 115 square feet of rentable area; then Landlord shall have the right to install any machinery or equipment that Landlord reasonably deems necessary to restore temperature balance, including modifications to the standard air-conditioning equipment calculated to cover the estimated actual cost of providing such heat and air-conditioning. The cost of any such equipment and modifications, including the cost of installation and any additional cost of operation and maintenance of the same, shall be paid by Tenant to Landlord upon demand.

                  In the event the Tenant's usage of electricity, water or any other utility exceeds the customary office usage consumption of such utility, Landlord may determine the amount of such excess use by any reasonable means (including, but not limited to, the installation at Landlord's election and expense a separate meter or measuring device. If it is determined that Tenant is using excessive consumption, Tenant will reimburse Landlord the cost of the meter or measuring device and pay to Landlord the additional charge for excessive utilities. In addition, Landlord may impose a reasonable charge for the use of any additional or unusual janitorial services required by Tenant because of any unusual Suite Improvements or
                  Alterations, the carelessness of Tenant or the nature of Tenant's business (including hours of operation). All sums payable hereunder by Tenant for additional services or for excess utility usage shall be payable within ten (10) days after notice from Landlord of the amounts due; except that Landlord may require Tenant to pay monthly for the estimated cost of Tenant's excess utility usage if such usage occurs on a regular basis, and such estimated amounts shall be payable in advance on the first day of each month.

         10.3 Interruption of Services. In the event of an interruption in, or failure or inability to provide any of the services or utilities described in Section 10.1 - "Description of Services" (a "Service Failure"), such Service Failure shall not, regardless of its duration, constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant of, except as provided herein, entitle Tenant to an abatement of Rent or to terminate this Lease.

                  (a) If any Service Failure not caused by Tenant or its Representatives or Visitors prevents Tenant from reasonably using a material portion of the Premises and Tenant in fact ceases to use such portion of the Premises, Tenant shall be entitled to an abatement of Base Rent and Additional Rent with respect to the portion of the Premises that Tenant is prevented from using by reason of such Service Failure in the following circumstances: (i) if Landlord fails to commence reasonable efforts to remedy the Service Failure within two (2) Business Days following the occurrence of the Service Failure or fails thereafter to pursue diligently reasonable action to remedy the Service

                           Failure, the abatement of Rent shall commence on the third Business Day following the Service Failure and continue for the balance of the period during which Tenant is so prevented from using such portion of the Premises; and (ii) if the Service Failure in all events is not remedied within fifteen (15) days following the occurrence of the Service Failure and Tenant in fact does not use such portion of the Premises for an uninterrupted period of fifteen (15) days or more by reason of such Service Failure, the abatement of Rent shall commence no later than the sixteenth day following the occurrence of the Service Failure and continue for the balance of the period during which Tenant is so presented from using such portion of the Premises.

                  (b) If a Service Failure is caused by Tenant or its Representatives or Visitors, Landlord shall nonetheless remedy the Service Failure, at the expense of Tenant, pursuant to Landlord's maintenance and repair obligations under Section 7 - "Maintenance and Repair" or Section 13.1 - "Landlord's Duty to Repair" as the case may be, but Tenant shall not be entitled to an abatement of Rent or to terminate this Lease as a result of any such Service Failure.

                  (c) Notwithstanding Tenant's entitlement to Rent abatement under the preceding provisions, Tenant shall continue to pay Tenant's then current Rent until such time as Landlord and Tenant agree on the amount of the Rent abatement. If Landlord and Tenant are unable to agree on the amount of such abatement within ten (10) Business Days of the date they commence negotiations regarding the abatement, then either party may submit the matter to binding arbitration pursuant to Sections 1280 et seg. of the California Code of Civil Procedure.

                  (d) In addition to the foregoing provisions, if there is a Service Failure not caused by Tenant or its Representatives or Visitors and such Service Failure prevents Tenant from conducting its business in the Premises in the manner in which Tenant intends to conduct such business, and (i) Landlord fails to commence reasonable efforts to remedy the Service Failure within two (2) days following the occurrence of the Service Failure, or (ii) the Service Failure in all events is not remedied within one-hundred eighty (180) days following its occurrence and Tenant in fact does not conduct any business in the Premises for an uninterrupted period of one-hundred eighty
                           (180) days or more, Tenant shall have the right to terminate this Lease by written notice delivered to Landlord within ten (10) Business Days following the event described in clauses (i) or (ii) above giving rise to the right to terminate.

                  (e) Where the cause of a Service Failure is within the control of a public utility or other public or quasi-public entity outside Landlord's control, notification to such utility or entity of the Service Failure and request to remedy the failure shall constitute "reasonable efforts" by Landlord to remedy the Service Failure.

                  (f) Tenant hereby waives the provisions of California Civil Code Section 1932(l) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to such interruption, failure of inability.

         10.4 Governmental Controls. In the event any governmental authority having jurisdiction over the Property promulgates or revises any law, ordinance or regulation or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Property relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions (collectively "Controls") or in the event Landlord is required or elects to make alterations to the Property in order to comply with such mandatory or voluntary Controls, Landlord may, in its sole discretion, comply with such Controls or make such alterations to the Property related thereto. Such compliance and the making of such alterations shall not constitute an eviction of

                  Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant.

11. EXCULPATION AND INDEMNIFICATION. Except for the gross negligence of Landlord, Landlord shall not be liable to Tenant for any loss, injury or other damage to any person or property (including, but not limited to, Tenant or Tenant's property) in or about the Premises or the Property from any cause (including, but not limited to: defects in the Property or in any equipment in the Property, fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Premises or the Property; or acts of other tenants in the Building). Tenant hereby waives all claims against Landlord for such damage and the cost and expense of defending against claims relating to such damage, except that Landlord shall indemnify and hold Tenant harmless from and against any claims, liability, damages, costs or expenses, including reasonable attomeys' fees and costs incurred in defending against the same ("Claims"), to the extent the same are caused by the willful or negligent acts or omissions of Landlord or its authorized representatives. In no event, however, shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant.

         Tenant shall indemnify and hold Landlord harmless from and against any Claims arising from (a) the acts or omissions of Tenant or its Representatives or Visitors in or about the Property from and after the date hereof, or (b) any construction or other work undertaken by Tenant on the Premises from and after the date hereof, or (c) from any breach or default under this Lease by Tenant from and after the date hereof, or (d) any accident, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Premises during the Term; excepting only such Claims to the extent they are caused by the negligent or willful acts or omissions of Landlord or its authorized representatives.

         Landlord shall indemnify and hold Tenant harmless from and against any Claims arising from (a) the acts or omissions of Landlord or its Representatives or Visitors in or about the Property from and after the date hereof, or (b) any construction or other work undertaken by Landlord on the Premises from and after the date hereof, or (c) from any breach or default under this Lease by Landlord from an after the date hereof, or (d) any accident, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Premises during the Term-, excepting only such Claims to the extent they are caused by the negligent or willful acts or omissions of Tenant or its authorized representatives.

         The obligations of the parties under this Section 11 shall survive the expiration or termination of this Lease.

12.      INSURANCE.

         12.1 Tenant's Insurance. Tenant, at its expense, shall maintain in full force during the term of this Lease, a policy or policies of commercial general liability insurance with a combined single limit of at least two million dollars ($2,000,000) for each occurrence, insuring against all liability of Tenant and its representatives and Visitors for personal or bodily injury or property damage arising out of or incurred in connection with Tenant's use or occupancy of the Premises or the Property. Such policy or policies shall further insure the indemnification obligations of Tenant under this Lease.

                  Tenant shall at all times maintain in effect insurance with respect to its Alterations and Trade Fixtures providing coverage against fire, extended coverage perils and vandalism and malicious mischief, to the extent of at least eighty percent (80%) of the full replacement cost thereof. Tenant may carry such insurance under a blanket policy, provided that such policy provides equivalent coverage to a separate policy. During the term of this Lease the proceeds from any such policies of insurance shall be used for the repair or replacement of the Alterations and Trade Fixtures so insured. Landlord shall have no interest in such insurance and shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant's personal property or Trade Fixtures.

                  Each policy of insurance required under this Section 12.1 shall require at least fifteen (15) days' written notice to Landlord prior to any termination or alteration of the policy. Each policy of liability insurance shall name Landlord, its partners and its property manager and mortgagees as additional insured and provide that it is primary to, and not contributing with, any policy carried by Landlord covering the same loss. Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant pursuant to this Section 12.1 is in full force and effect and the premiums therefor have been paid.

                  Any limits set forth in this Lease on the amount or type of coverage required by Tenant's insurance shall not limit the liability of Tenant under this Lease.

         12.2 Landlord's Insurance. During the term of this Lease Landlord shall maintain in effect insurance on the Building against fire, extended coverage perils and vandalism and malicious mischief (to the extent such coverages are available), with responsible insurers licensed to do business in the state in which the Building is located, insuring the Building and the Suite Improvements in an amount equal to one-hundred percent (100%) of the replacement cost thereof, excluding foundations, footings and underground installations. Landlord may, but shall not be obligated to, carry insurance against additional perils and/or in greater amounts. Upon written request of Tenant and notification by Tenant of the insurable value of Tenant's Alterations, Landlord will have such insurance cover Tenant's Alterations. Tenant shall reimburse Landlord within ten (10) days after notification of the amounts due, for all premiums for insurance maintained by Landlord pursuant to this
                  Section 12.2 on Tenant's Alterations.

         12.3 Waiver of Subrogation. To the extent permitted by their respective policies of insurance, Landlord and Tenant each hereby waive any right of recovery against the other and the authorized representatives of the other for any loss or damage that is covered by any policy of insurance maintained by either party with respect to the Premises or the Property or any operation therein. If any policy of insurance relating to this Lease or to the Premises or the Property does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall, if possible, obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy. If either party is not able to obtain such waiver, then such party shall have the other party named as an additional insured on all such policies of insurance.

13.      DAMAGE OR DESTRUCTION.

         13.1 Landlord's Duty to Repair. If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty then, unless either party is entitled to and elects to terminate this Lease pursuant to Sections 13.2 - "Landlord's Right to Terminate" and 13.3 - "Tenant's Right to Terminate" Landlord shall, at its expense, use reasonable efforts to repair and restore the Premises and/or the Property, as the case may be, to substantially their former condition to the extent permitted by the then applicable codes, laws and regulations; provided, however, that in no event shall Landlord have any obligation to repair or replace the Suite Improvements beyond the extent of insurance proceeds received for the repair or restoration thereof or any of Tenant's personal property, Trade fixtures or Alterations. Notwithstanding the above, if Landlord, at Tenant's request, has insured Tenant's Alterations as provided in Section 12.2 "Landlord's Insurance", Landlord's obligation to repair or restore shall also include such Alterations, but only to the extent Landlord receives insurance proceeds covering the cost of such repair or restoration.

                  If Landlord is required or elects to repair damage to the Premises and/or the Property this Lease shall continue in effect but Tenant's Base Rent and Additional Rent from the date of the casualty through the date of substantial completion of the repair shall be abated. The amount and period of rental abatement shall be determined by Landlord in the exercise of its good faith reasonable judgment. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty or by reason of any repairs to any part of the Property made necessary by such casualty.

         13.2 Landlord's Right to Terminate. Landlord may elect to terminate this Lease, effective as of the date of the casualty, under the following circumstances:

                  (a) Where, in the reasonable judgment of Landlord, the damage cannot be substantially repaired and restored under applicable laws and governmental regulations within one (1) year from the date of the casualty;

                  (b) Where, in the reasonable judgment of Landlord, adequate proceeds are not, for any reason, made available to Landlord from Landlord's insurance policies (and/or from Landlord's funds made available for such purpose, at Landlord's sole option) to make the required repairs; or,

                  (c) Where the Property is damaged or destroyed to the extent that the cost to repair and restore the Property exceeds twenty-five percent (25%) of the full replacement cost of the Property, whether or not the Premises are at all damaged or destroyed.

                  If any of the  circumstances  described in subparagraphs  (a),
                  (b) or (c) of this subsection occur or arise, Landlord must notify Tenant in writing of that fact within one hundred and twenty (120) days after the date of the casualty and in such notice Landlord must also advise Tenant whether Landlord has elected to terminate this Lease as of the date of the casualty.

         13.3 Tenant's Right to Terminate. If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty, then Tenant may elect to terminate this Lease under the following circumstances:

                  (a) Where Landlord has the right under Section 13.2 - "Landlord's Right to Terminate" to terminate this Lease but has not elected to so terminate and Landlord fails to commence the required repair within one hundred and twenty (120) days after the date of the casualty, in which event Tenant may elect to terminate this Lease upon notice to Landlord given within ten (10) days after such one hundred and twenty (120)-day period, effective as of the next calendar month following such notice to Landlord.

                  (b) In the circumstance described in Subsection 13.2(a) above; in which event Tenant may elect to terminate this Lease as of the date of the casualty by giving Landlord notice of such election to terminate within thirty (30) days after Landlord's notice to Tenant pursuant to Section 13.2.

         13.4 Waiver of Statutory Provisions. Landlord and Tenant each hereby waive the provisions of California Civil Code Sections 1932(2), 1933(4) and any other applicable existing or future law, ordinance or regulation with respect to damage or destruction of leased premises or with respect to the termination of a lease agreement in the event of such damage or destruction under any circumstances other than as provided in Section 13.2 "Landlord's Right to Terminate" and 13.3 -"Tenant's Right to Terminate".

14.      CONDEMNATION.

         14.1 Definitions. For purposes of this Section, the following terms shall be defined as follows:

                  (a)      "Award"  shall  mean  all   compensation,   sums,  or
                           anything Of value awarded, paid or received on total or partial Condemnation.

                  (b) "Condemnation" shall mean (i) a permanent or temporary taking pursuant to the exercise by a Condemnor of the power of condemnation or eminent domain, whether by legal proceedings or otherwise, or
                           (ii) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

                  (c) "Condemnor" shall mean any public or quasi public authority, private corporation or individual having the power of condemnation or eminent domain.

                  (d) "Date of Condemnation" shall mean the earlier of the date that title to the property taken by the Condemnor is tested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.

         14.2 Condemnation. If the Premises are totally taken by a permanent Condemnation, this Lease shall terminate as of the Date of Condemnation. If a portion but not all of the Premises is taken by a permanent Condemnation, this Lease shall remain in effect; provided, however, that if Landlord and Tenant agree that the portion of the Premises remaining after the Condemnation will be unsuitable for Tenant's continued use, then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation.

                  If twenty-five percent (25%) or more of the Land or of the floor area in the Building is taken by Condemnation, whether or not any portion of the Premises is so taken, Landlord may elect to terminate this Lease at any time up to thirty (30) days after to the Date of Condemnation. If Landlord so terminates this Lease, the termination shall be effective as of the Date of Condemnation. If all or a portion of the Premises is taken by a temporary Condemnation, this Lease shall remain in full force and effect.

         14.3     Restoration.  If this Lease is not  terminated  as provided in
                  Section 14.2 - "Condemnation" following a Condemnation, Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted by the then applicable codes, laws and regulations) and/or repair and restore the Building to an architecturally complete office building; provided, however, that Landlord's obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any lender holding a mortgage or deed of trust on the Property. In no event shall Landlord have any obligation to repair or replace any Suite Improvements beyond the amount of any Award received by Landlord for such repair or replacement or any of Tenant's personal property, Trade Fixtures, or Alterations.

         14.4 Abatement and Reduction of Rent. If any portion of the Premises is permanently taken in a Condemnation or is rendered permanently untenantable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Base Rent and Additional Rent payable under this Lease shall be proportionally reduced as of the Date of Condemnation based upon the percentage of rentable square feet in the Premises so taken or rendered permanently untenantable. In addition, if this Lease remains in effect following a permanent
                  Condemnation and Landlord proceeds to repair and restore the Premises, the Base Rent and Additional Rent payable under this Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Tenant's use of the Premises.

         14.5 Awards. Any Award made shall be paid to Landlord, and Tenant hereby assigns to Landlord, and waives all interest in or claim to, any such award, including any claim for the value of the unexpired term of this Lease; provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, an Award for a temporary Condemnation where this Lease is not terminated, or an Award or portion thereof separately designated for relocation expenses or the interruption of or damage to Tenant's business or as compensation for Tenant's personal property, Trade Fixtures or Alterations.

                  Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future law, ordinance or governmental regulation providing for, or allowing either party to petition the courts of the state in which the Property is located for, a termination of this Lease upon a partial taking of the Premises and/or the Property.

15.      ASSIGNMENT AND SUBLETTING.

         15.1 Landlord's Consent Required. Tenant shall not assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein (each a "Transfer"), and shall not sublet the Premises or any part thereof, without the prior written consent of Landlord and any attempt to do so without such consent being first had and obtained shall be wholly void and shall constitute a breach of this Lease.

         15.2     Reasonable Consent.

                  (a) If Tenant complies with the following conditions, Landlord shall not unreasonably withhold its consent to the subletting of the Premises or any portion thereof or the assignment of this Lease. Tenant shall submit in writing to Landlord (i) the name and legal composition of the proposed subtenant or assignee;
                           (ii) the nature of the business proposed to be carried on in the Premises; (iii) the terms and provisions of the proposed sublease; (iv) such reasonable financial information as Landlord may request concerning the proposed subtenant or assignee; and (v) the form of the proposed sublease or assignment. Within five (5) business days after Landlord receives all such information it shall notify Tenant whether it approves such assignment or subletting or if it elects to proceed under Section
                           15.8 below.

                  (b) The parties hereto agree and acknowledge that, among other circumstances for which Landlord could reasonably withhold its consent to a sublease or assignment, it shall be reasonable for Landlord to withhold its consent where (i) Landlord reasonably disapproves of the Transferee's reputation or credit worthiness or the character of the business to be conducted by the Transferee at the Premises, (ii) the Transferee is an existing tenant of the Building,
                           (iii) the assignment or subletting would increase the burden on the Building services or the number of people occupying the Premises, (iv) Landlord otherwise reasonably determines that the assignment or sublease would have the effect of decreasing the value of the Property or increasing the expenses associated with operating the Property.

         15.3 Excess Consideration. If Landlord consents to the assignment or sublease, Landlord shall be entitled to receive as additional Rent hereunder any consideration paid by the Transferee for the assignment or sublease and, in the case of a sublease, the excess of the rent and other consideration payable by the subtenant over the amount of Base Rent and Additional Rent payable hereunder applicable to the subleased space.

         15.4 No Release Of Tenant. No consent by Landlord to any assignment or subletting by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment or subletting, and the Transferee shall be jointly and severally liable with Tenant for the payment of

                  Rent (or that portion applicable to the subleased space in the case of a sublease) and for the performance of all other terms and provisions of the Lease. The consent by Landlord to any assignment or subletting shall not relieve Tenant and any such Transferee from the obligation to obtain Landlord's express written consent to any subsequent assignment or subletting. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment, subletting or other transfer. Consent to one assignment, subletting or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting or other transfer.

         15.5     Attorneys'  Fees.  Tenant  shall  pay  Landlord's   reasonable
                  attorneys' fees incurred in connection with reviewing any proposed assignment or sublease.

         15.6 Effectiveness Of Transfer. No permitted assignment (whether or not requiring Landlord's consent) shall be effective until Landlord has received a counterpart of the assignment and an instrument in recordable form executed by the assignee in which the assignee assumes all of Tenant's obligations under this Lease arising on or after the date of assignment. No permitted subletting (whether or not requiring Landlord's consent) by Tenant shall be effective until there has been delivered to Landlord a counterpart of the sublease and an instrument in recordable form executed by the subtenant in which the subtenant agrees to be and remain jointly and severally liable with Tenant for the payment of Rent and for the performance of all of the terms and provisions of this Lease; provided, however, that the subtenant shall be liable to Landlord for Rent only in the amount set forth in the sublease. The failure or refusal of an assignee or subtenant to execute any such instrument shall not release or discharge the assignee or subtenant from its liability set forth above. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

         15.7 Landlord's Right To Space. Notwithstanding any of the above provisions of this Section 15 to the contrary, if Tenant notifies Landlord that it desires to assign this Lease or sublet all or any part of the Premises, Landlord, in lieu of consenting to such assignment or sublease, may elect to terminate this Lease (in the case of an assignment or a sublease of the entire Premises), or to terminate this Lease as it relates to the space proposed to be subleased by Tenant (in the case of a sublease of less than the entire Premises). In such event, this Lease (or portion thereof) will terminate on the date the assignment or sublease was to be effective, and Landlord may lease such space to any party, including the prospective Transferee identified by Tenant.

         15.8 Transfer to Affiliate. Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent, to any corporation or other entity which controls, is controlled by, or is under common control with Tenant, or to any corporation or other entity resulting from a merger or consolidation with Tenant, or to any person or entity which acquires substantially all the assets of Tenant as a going concern (collectively, an "Affiliate"), provided that the Affiliate assumes in writing all of Tenant's obligations under this Lease.

         15.9 Involuntary Assignment. In the event that Landlord consents, pursuant to Section 365 of the Federal Bankruptcy Code, to any assumption, assignment or sublease ("transfer") of the rights or interest of Tenant under this Lease, "adequate assurance of future performance" of this Lease by the transferee shall include, but not be limited to, establishment by the transferee of an impound account into which the transferee shall deposit, subject to withdrawal solely by Landlord from time to time as the same becomes due, an amount equal to the aggregate amount of all Rent which shall become due under this Lease during the remainder of the term of this Lease.

16.      DEFAULT AND REMEDIES.

         16.1 Events of Default. The occurrence of any of the following shall constitute an "Event of Default" by Tenant:

                  (a)      Tenant  fails to make any  payment of Rent within ten
                           (10) days of when due and such failure is not cured within three (3) days after notice to Tenant thereof.

                  (b) Within ten (10) days after written notice, Tenant fails to timely make payments of Rent within ten (10) days of when due under this Lease three (3) or more times during any twelve (12) month period during the term of this Lease.

                  (c) Within ten (10) days after written notice, Tenant abandons the Premises for thirty (30) consecutive days, which failure shall be deemed an abandonment of the Premises by Tenant.

                  (d) Within ten (10) days after written notice, Tenant fails to deliver any estoppel certificate requested by Landlord within the period described in Section 23
                           - "Estoppel Certificates".

                  (e) Within ten (10) days after written notice, Tenant fails to comply with any of the provisions of Section 35 - "Hazardous Materials".

                  (f) Tenant ceases doing business as a going concern, makes an assignment for the benefit of creditors, is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of such petition) seeking relief under any reorganization,
                           arrangement,       consolidation,       readjustment,
                           liquidation, dissolution or similar arrangement or proceeding under any state or federal bankruptcy or other statute, law or regulation, or Tenant consents to or acquiesces in the appointment, pursuant to any state or federal bankruptcy or other statute, law or regulation, of a trustee, receiver or liquidator for the Premises, for Tenant or for all or any substantial part of Tenant's assets.

                  (g)      Tenant  fails,  within  ninety  (90)  days  after the
                           commencement of any proceedings against Tenant seeking relief under any reorganization, arrangement, consolidation, readjustment, liquidation, dissolution or similar arrangement or proceeding under any state or federal bankruptcy or other statute, law or regulation, to have such proceedings dismissed or stayed, or Tenant fails, within ninety (90) days after an appointment pursuant to any state or federal bankruptcy or other statute, law or regulation, without Tenant's consent or acquiescence, of any trustee, receiver or liquidator for the Premises, for Tenant or for all or any substantial part of Tenant's assets, to have such appointment vacated.

                  (h) Tenant fails to- perform or comply with any provision of this Lease other than those described in (a) through (g) above, and such failure is not cured within fifteen (15) days after notice to Tenant or, if such failure cannot be cured within such fifteen
                           (15)-day  period,  Tenant  fails  within such fifteen
                           (15)-day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible but in all events within ninety (90) days of such notice.

         16.2 Remedies. Upon the occurrence of an Event of Default Landlord shall have the following remedies, which shall not be exclusive, but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

                  (a) Landlord may terminate Tenant's right to possession of the Premises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including, but not limited to, its re-entry into the Premises, efforts to relet the Premises, its reletting of the Premises for Tenant's account, its storage of Tenant's personal property and Trade Fixtures, its acceptance of keys to the Premises from Tenant or its exercise of any other rights and remedies under this Section 16.2, shall constitute an acceptance of ------------ - Tenant's surrender of the Premises or of Tenant's right to possession of the Premises.

                           Upon such termination in writing of Tenant's right to possession of the Premises, as herein provided, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 or any other applicable existing or future law, ordinance or regulation providing for recovery of damages for such breach, including but not limited to the following:

                           (1)      The   reasonable   cost  of  recovering  the
                                    Premises; plus,

                           (2) All unpaid Rent due or earned hereunder prior to the date of termination, less the proceeds of any reletting or any rental received from subtenants prior to the date of termination applied as provided in subsection (b) below, together with interest at the rate specified in Section 17.2 - "Interest" of this Lease, on such sums from the date such Rent is due and payable until the date of the award of damages; plus,

                           (3) The amount by which the Rent which would be payable by Tenant hereunder, including Tenant's Share of increases in Operating Costs and Taxes, as reasonably estimated by Landlord, from the date of termination until the date of the award of damages exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided together with interest at the rate specified in
                                    Section 17.2 - "Interest" on such sums from the date such Rent is due and payable until the date of the award of damages; plus,

                           (4) The amount by which the Rent which would be payable by Tenant hereunder, including Tenant's Share of increases in Operating Costs and Taxes, as reasonably estimated by Landlord. for the remainder of the then term, after the date of the award of damages exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%); plus,

                           (5) Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

                  (b) Landlord may continue this Lease in full force and effect and may enforce all its rights and remedies under this Lease, including, but not limited to, the right to recover Rent as it becomes due. During the continuance of an Event of Default, Landlord may enter the Premises without terminating this Lease and sublet all or any part of the Premises for Tenant's account to any person, for such term (which may be a period beyond the remaining term of this Lease), at such rents and on such other terms and conditions as Landlord deems advisable. In the event of any such subletting, rents received by Landlord from such subletting shall be applied (i) first, to the payment of the costs of maintaining, preserving, altering and preparing the Premises for subletting and other costs of subletting, including but not limited to brokers' commissions, attorneys' fees and expenses of removal of Tenant's personal
                           property,  Trade  Fixtures,   alterations  and  Suite
                           Improvements: (ii) second, to the payment of Rent then due and payable: and (iii) third, the balance, if any, shall be paid to Tenant upon (but not before) expiration of the term of this Lease. If the rents received by Landlord from such subletting, after application as provided above, are insufficient in any month to pay the Rent due and payable hereunder for such month, Tenant shall pay such deficiency to Landlord monthly upon demand. Notwithstanding any such subletting for Tenant's account without termination, Landlord may at any time thereafter, by written notice to Tenant, elect to terminate this Lease by virtue of a previous Event of Default.

                           During the continuance of an Event of Default, for so long as Landlord does not terminate Tenant's right to possession of the Premises and subject to Section 15 "Assignment and Subletting" and the options granted to Landlord thereunder, Landlord shall not unreasonably withhold its consent to an assignment or sublease of Tenant's interest in the Premises or in this Lease.

                  (c) During the continuance of an Event of Default, Landlord may enter the Premises without terminating this Lease and remove all Tenant's personal property, Alterations and Trade Fixtures from the Premises. If Landlord removes such property from the Premises and stores it at Tenant's risk and expense, and if Tenant fails to pay the cost of such removal and storage after written demand therefor and/or to pay any Rent then due, after the property has been stored for a period of thirty (30) days or more Landlord may sell such property at public or private sale, in the manner and at such times and places as Landlord in sole discretion deems commercially reasonable following reasonable notice to Tenant of the time and place of such sale. The proceeds of any such sale shall be applied first to the payment of the expenses for removal and storage of the property, preparation for and conducting such sale, and attorneys' fees and other legal expenses incurred by Landlord in connection therewith, and the balance shall be applied as provided in subsection (b) above.

                           Tenant hereby waives all claims for damages that may be caused by Landlord's reentering and taking possession of the Premises or removing and storing Tenant's personal property pursuant to this Section, and Tenant shall hold Landlord harmless from and against any loss, cost or damage resulting from any such act. No reentry by Landlord shall constitute or be construed as a forcible entry by Landlord.

                  (d) Landlord may require Tenant to remove any and all Suite Improvements from the Premises or, if Tenant fails to do so within ten (10) days after Landlord's request, Landlord may do so at Tenant's expense.

                  (e)      See page 17A, Sections 16.3 and 16.4.

17.      LATE CHARGE; INTEREST.

         17.1 Late Charge. Tenant acknowledges that the late payment of any Rent due hereunder will cause Landlord to incur expenses not contemplated by this Lease and that the exact amount of such expenses would be extremely difficult and impracticable to fix. Such expenses include, but are not limited to, processing and accounting charges, late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Property and the loss of the use of delinquent Rent. Therefore, if any payment of Rent is not received by Landlord within ten (10) days of when due, Tenant shall pay to Landlord on demand as a late charge an additional amount equal to four percent (4%) of the overdue sum, which amount represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.

         17.2 Interest. In addition to the late charges referred to above, which are intended to defray Landlord's costs resulting from late payments, any late payment of Rent shall, at Landlord's option, bear interest from the due date of any such payment to the date same is paid at a eighteen percent (18%) per annum or the maximum lawful rate that Landlord may charge to Tenant under applicable laws, whichever is less.

         16.3 Landlord Events of Default. The occurrence of any of the following shall constitute an "Event of Default" by Tenant:

                  (a)      Landlord   fails  to  perform  or  comply   with  any
                           provision of this Lease and such failure, where no cure or grace period is otherwise provided, is not cured within fifteen (15) days after notice to Landlord or, if such failure where no cure or grace period is otherwise provided, cannot be cured within such fifteen (15) day period, Landlord fails within such fifteen (15) day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible but in all events within ninety (90) days of such notice.

         16.4 Remedies. Upon the occurrence of an Event of Default, Tenant shall have the following remedies, which shall not be exclusive, but shall be cumulative and shall be in addition to any other remedies now or thereafter allowed by law:

                  (a)      Tenant  may   terminate   this  Lease  and   Tenant's
                           obligations hereunder.

                           Upon such termination in writing of this Lease by Tenant, this Lease shall terminate and Tenant shall be entitled to recover damages from Landlord as provided in California Civil Code Section 1951.2 or any other applicable existing or future law, ordinance or regulation providing for recovery of damages for such breach, including but not limited to the following:

                           (1) All Rent paid for periods subsequent to the termination of this Lease, plus,

                           (2) Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

                  (b) Tenant may continue this Lease in full force and effect and may enforce all its rights and remedies under this Lease.

                  (c) Tenant may cure the Event of Default at Landlord's expense. If Tenant pays any sum or incurs any expense in curing the Event of Default, Landlord shall reimburse Tenant upon demand for the amount of such payment or expense with interest at the rate specified in Section 17.2 - "Interest" from the date the sum is paid or the expense is incurred until Tenant is reimbursed by Landlord.

18. WAIVER. No provisions of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such night or remedy or be construed as a waiver. Landlord's acceptance of any payments of Rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant's recurrent failure to timely pay Rent) other than Tenant's nonpayment of the accepted sums, and no endorsement or statement on any check or accompanying any check or payment shall be deemed an accord and satisfaction. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

19. ENTRY AND INSPECTION. Upon reasonable verbal or written notice to Tenant (except where in Landlord's judgment the existence of an emergency necessitates an immediate entry into the Premises without notice to avoid damage, loss or injury to persons or property or any part of the Property), Landlord and its authorized representatives may enter the Premises at all reasonable times to determine whether the Premises are in good condition, to determine whether Tenant is complying with its obligations under this Lease, to perform any maintenance or repair of the Premises or the Property that Landlord has the right or obligation to perform, to install or repair improvements for other tenants that require access to the Premises for such installation or repair, to serve, post or keep posted any notices required or allowed under the provisions of this Lease, to show the Premises to prospective brokers, agents, buyers, transferees, mortgagees or tenants, or to do any other act or thing necessary for the safety or preservation of the Premises or the Property. In the event Tenant is in default of the Lease, or during the last six (6) months of the term of the Lease, Landlord or its agents may show the premises to prospective new tenants.

         Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord's entry on the Premises as provided in this Section. Landlord shall conduct activities under this Section in a manner that will minimize inconvenience to Tenant without incurring additional expense to Landlord. When reasonably necessary Landlord may temporarily close entrances, doors, corridors, elevators or other facilities in the Property without liability to Tenant by reason of such closure and without such action being construed as an eviction of Tenant or a release of Tenant from its obligations under this Lease so long as parking, access and use of the Premises are not interfered with unreasonably. In no event shall Tenant be entitled to an abatement of rent on account of any entry by the Landlord.

20.      SURRENDER, HOLDING OVER.

         20.1 Surrender. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises and all Suite Improvements and Alterations to Landlord broom-clean and in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved alterations; provided, however, that prior to the expiration or termination of this Lease Tenant shall remove from the Premises all Tenant's personal property.; or Trade Fixtures, Alterations and Suite Improvements that Tenant has the right or is required by Landlord to remove under the provisions of this Lease. If such removal is not completed at the expiration or termination of this Lease, Landlord may remove the same at Tenant's expense. Any damage to the Premises or the Building caused by such removal shall be repaired promptly by Tenant or, if Tenant fails to do so, Landlord may do so at Tenant's expense. Tenant's obligations under this Section shall survive the expiration or termination of this Lease. Upon expiration or termination of this Lease or of Tenant's possession, Tenant shall surrender all keys to the Premises or any other part of the Building and shall make known to landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises.

         20.2 Holding Over. If Tenant remains in possession of the Premises after the expiration or termination of this Lease, Tenant's continued possession shall be on the basis of a tenancy at the sufferance of Landlord, and Tenant shall continue to comply with or perform all the terms and obligations of the Tenant under this Lease, except that the Base Rent during Tenant's holding over shall be at 150% of the Base Rent payable in the last month prior to the termination hereof. Tenant shall indemnify and hold Landlord harmless from and against all claims, liability, damages, costs or expenses, including reasonable attorneys fees and costs of defending the same, incurred by Landlord and arising directly or indirectly from Tenant's failure to timely surrender the Premises, including
                  (i) any rent payable by or any loss, cost, or damages, including lost profits, claimed by any prospective tenant of the Premises, and (ii) Landlord's damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises.

21. SUBORDINATION; ATTORNMENT; NON-DISTURBANCE. This Lease is expressly made subject and subordinate to any mortgage, deed of trust, ground lease, underlying lease or like encumbrance recorded affecting any part of the Property or any interest of Landlord therein which is now existing or hereafter executed or recorded ("Encumbrance"), and any memorandum of this Lease, whether or not recorded in the public records of the county in which the Property is located, shall so state; provided, however, that such subordination shall only be effective, as to future Encumbrances, if the holder of the Encumbrance agrees that this Lease shall survive the termination of the Encumbrance by lapse of time, foreclosure or otherwise so long as Tenant is not in default under this Lease. Provided the conditions of the preceding sentence are satisfied, Tenant covenants and agrees to execute and deliver, upon request by Landlord and in a form reasonably requested by Landlord, any additional documents evidencing the subordination of this Lease with respect to any such Encumbrance and the non-disturbance agreement of the holder of any such Encumbrance. If the interest of Landlord in the Property is transferred to any person ( "Purchaser") pursuant to or in lieu of proceedings for enforcement of any Encumbrance, Tenant shall immediately and automatically attorn to the Purchaser, and this Lease shall continue in full force and effect as a direct lease between the Purchaser and Tenant on the terms and conditions set forth in this Lease.

22. MORTGAGEE PROTECTION. Tenant agrees to give any holder of any Encumbrance covering any part of the Property ("Mortgagee"), by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Mortgagee. If Landlord shall have failed to cure such default within thirty (30) days from the effective date of such notice of default, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued.

23. ESTOPPEL CERTIFICATES. Upon ten (10) days' notice from Landlord, Tenant shall execute and deliver to Landlord, in form provided by or satisfactory to Landlord, a certificate stating that this Lease is in full force and effect, describing any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case may be, to any Encumbrance and stating any other information Landlord may reasonably request, including the term of this Lease, the monthly Base Rent, the date to which Rent has been paid, the amount of any security deposit or prepaid Rent, whether either party hereto is in default under the terms of the Lease, whether Landlord has completed its construction obligation hereunder and any other information reasonably requested by Landlord. Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Property shall be entitled to rely upon any such certificate. Tenant shall be liable to Landlord for any damages incurred by Landlord including any profits or other benefits from any financing of the Property or any interest therein which are lost or made unavailable as a result, directly or indirectly, of Tenant's failure or refusal to timely execute or deliver such estoppel certificates.

24. NOTICES. Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other party under this Lease shall be in writing and shall be served personally, delivered by independent messenger or courier service, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at the address set forth below:

         To Tenant:           Ladbroke Racing Corporation
         (at the Premises)    3260 Blume Drive, Suite 500
                              Richmond, CA 94806          and
                              Attn: John J. Ford               John R. Long
                              Vice President & General         President
                              Counsel

         To Landlord:         3260 Blume Drive, L.L.C.
                              3260 Blume Drive            and  1970 Broadway
                              Richmond, CA 94806               Oakland, CA 94612

         Either party may change its address by a notice to the other party complying with this Section. In the event Tenant sublets the Premises in accordance with Section 15 - "Assignment and

         Subletting", notices from Landlord shall be effective on the subtenant when given to Tenant pursuant to this Section. ,

         Notices delivered personally will be effective immediately upon delivery to an authorized representative of the party at the designated address; notices sent by independent messenger or courier service will be effective one (1) day after acceptance by the independent service for delivery; notices sent by mail in accordance with this Section will be effective two (2) days after mailing. In the event Tenant requests dual notices hereunder, Tenant will be bound by such notice, from the earlier of the effective times of the dual notices.

25.      ATTORNEYS' FEES.

         25.1 If Tenant or Landlord brings any action for the enforcement or interpretation of this Lease, including any suit by Landlord for the recovery of Rent or possession of the Premises, the losing party shall pay to the prevailing party a reasonable sum for attorneys' fees. The "prevailing party" will be determined by the court before whom the action was brought based upon an assessment of which party's major arguments or positions taken in the suit or proceeding could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's decision.

         25.2 If Landlord, without fault on Landlord's part, is made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to hold Landlord harmless from any judgment rendered against Landlord or the Premises or any part thereof, and reimburse Landlord upon demand for all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in or in connection with such litigation.

         25.3 If Tenant, without fault on Tenant's part, is made a party to any litigation instituted by Landlord or by any third party against Landlord, or by or against any person holding under or using the Premises by license of Landlord or otherwise arising out of or resulting from any act or transaction of Landlord or of any such other person, Landlord covenants to hold Tenant harmless from any judgment rendered against Tenant or the Premises or any part thereof, and reimburse Tenant upon demand for all costs and expenses, including reasonable attorney's fees, incurred by Tenant in or in connection with such litigation.

26. SECURITY DEPOSIT. On execution of this Lease, Tenant shall deposit with Landlord the sum of $7,582.75 as a security deposit for the performance by Tenant of the provisions of this Lease. Landlord may use the security deposit or any portion thereof to cure any Event of Default under this Lease or to compensate Landlord for any damage it incurs as a result of Tenant's failure to perform any of its obligations hereunder. In such event Tenant shall immediately pay to Landlord an amount sufficient to replenish the security deposit to the sum initially deposited with Landlord. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return to Tenant the security deposit or the balance thereof then held by the security deposit with Landlord's general and other funds, and Landlord shall not be required to pay interest on the security deposit to Tenant. Upon termination of Landlord's interest in the Property, whether by sale of the Property or otherwise, Landlord shall have no further obligation to Tenant with respect to the security deposit or any other sums due hereunder and prepaid by Tenant upon transfer of the security deposit to Landlord's successor in interest.

27. QUIET POSSESSION. Subject to Tenant's full and timely performance of all its obligations under this Lease and subject to the terms of this Lease, including Section 21 - "Subordination; Attornment; Non-Disturbance", Tenant shall have the quiet possession of the Premises throughout the term of this Lease as against any persons or entities lawfully claiming by, through or under Landlord.

28. SECURITY MEASURES. Landlord may, but shall be under no obligation to, implement security measures for the Building or the Property, such as the registration or search of all persons entering or leaving the Building, requiring identification for to the Building, evacuation of the Building for cause, suspected cause, or for drill purposes, the issuance of magnetic pass cards or keys for Building or elevator access and other actions that Landlord deems necessary or appropriate to prevent any threat of property loss or damage, bodily injury or business interruption; provided, however, that such measures shall be implemented in a way as not to unreasonably inconvenience tenants of the Building. Tenant shall cooperate and comply with, and cause its Representatives and Visitors to cooperate and comply with, such security measures. Landlord, its agents and employees shall have no liability to Tenant or its Representatives or Visitors for any resulting disturbance of Tenant's use or enjoyment of the Premises.

29. FORCE MAJEURE. In the event Landlord is delayed, interrupted or prevented from performing any of its obligations under this Lease, including its obligations under the Construction Rider, and such delay, interruption or prevention is due to fire, act of God,. governmental act, strike, labor dispute, unavailability of materials or any other cause outside the reasonable control of Landlord, then the time for performance of the affected obligations of Landlord shall be extended for a period equivalent to the period of such delay, interruption or prevention.

30. RULES AND REGULATIONS. Tenant shall be bound by and shall comply with the rules and regulations attached to and made a part of this Lease as Exhibit C to the extent those rules and regulations are not in conflict with the terms of this Lease, as well as any reasonable rules and regulations hereafter adopted by Landlord for all tenants of the Building, upon notice to Tenant thereof (collectively, the "Building Rules"). Tenant's failure to comply with such Building Rules shall constitute a failure to fully perform all the provisions of this Lease. Landlord shall not be responsible to Tenant or to any other person for any violation of, or failure to observe, the Building Rules by any other tenant or other person.

31. LANDLORD'S LIABILITY. The term "Landlord", as used in this Lease, shall mean only the owner or owners of the Property at the time in question. Notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord's interest in the Property as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord's stockholders, directors, officers or partners on account of any of Landlord's obligations or actions under this Lease. In addition, in the event of any conveyance of title to the Building or the Property, then from and after the date of such conveyance, Landlord shall be relieved of all liability with respect to Landlord's obligations to be performed under this Lease after the date of such conveyance. Upon any conveyance of title to the Building or the Property, the grantee or transferee, by accepting such conveyance, shall be deemed to have assumed Landlord's obligations to be performed under this Lease from and after the date of transfer, subject to the limitations on liability set forth above in this Section 31.

32. CONSENTS AND APPROVALS. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the provision providing for such consent, approval, judgment or determination specifies that Landlord's consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to specific performance but not to monetary damages for such failure.

         The review and/or approval by Landlord of any item to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits hereto shall not impose upon Landlord any liability for accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord's interest in the Property under this Lease, and no third parties, including Tenant or the Representatives and Visitors of Tenant or any person or entity claiming by, through or under Tenant, shall have any rights hereunder.

33. BROKERS. Tenant warrants and represents to Landlord that in the negotiating or making of this Lease neither Tenant nor anyone acting on its behalf has dealt with any real estate broker or finder who might be entitled to a fee or commission for this Lease, with the exception of Grubb & Ellis Company and Ellwood Commercial Real Estate. Tenant agrees to indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and attorney's fees incurred by Landlord asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Tenant or its Representatives. Landlord agrees to indemnify and hold Tenant harmless from any claim or claims, including costs, expenses and attorney's fees incurred by Tenant asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Landlord or its Representatives.

34. OTHER RIGHTS RESERVED By LANDLORD. In addition to the foregoing rights, Landlord retains and shall have the rights set forth below, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off or abatement of
         Rent:

                  (a)      To change the Building's name.

                  (b) To install, affix and maintain any and all signs on the exterior and interior of the Building.

                  (c) To grant to anyone the exclusive night to conduct any business or render any service in or to the Building and its tenants, provided such exclusive right shall not operate to require Tenant to use or patronize such business or service or to exclude Tenant from its use of the Premises expressly permitted herein.

                  (d) To prohibit the placing of vending or dispensing machines of any kind in or about the Premises without the prior written permission of the Landlord.

                  (e) To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the common areas and facilities and other tenancies and premises in the Property and to create additional rentable areas through use or enclosure of common areas so long as parking, access and use of the premises is not negatively impacted.

35.      HAZARDOUS MATERIALS.

         35.1     Definitions.

                  (a) "Hazardous Materials" shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including for example only and without limitation, the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss 9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. ss 6901 et seq., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including for example only and without limitation, gasoline, diesel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

                  (b) "Environmental Requirements" shall mean all present and future governmental statutes, codes, ordinances,
                           regulations,   rules,  orders,   permits,
                           licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

                  (c) "Handle," "Handled," or "Handling" shall mean any installation, handling, generation, storing, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials by Tenant or its officers, employees, contractors, assignees, sublessees, agents or invitees.

                  (d) "Environmental Losses" shall mean all costs and expenses of any kind, damages, foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or Property.

         35.2 Tenant's Covenants. No Hazardous Materials shall be Handled at or about the Premises or Property without Landlord's prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord's requirements, all in Landlord's absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, for example, copier fluids and cleaning supplies, may be used and stored at the Premises without Landlord's prior written consent. Tenant's activities at or about the Premises and Property and the Handling of all Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease, Tenant shall promptly remove from the Premises and Property all Hazardous Materials Handled at the Premises or the Property. Tenant shall keep Landlord fully and promptly informed of all Handling of Hazardous Materials.

          35.3 Compliance. Tenant covenants and warrants that it shall, at its own expense, promptly take all actions required by any governmental agency or entity in connection with the Handling of Hazardous Materials at or about the Premises or Property, including without limitation, inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with Landlord's use, operation, leasing and sale of the Property and other tenants' quiet enjoyment of their premises in the Property. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling of Hazardous Materials at or about the Premises or Property. Tenant shall remove at its own expense, by bond or otherwise, all liens or charges of any kind filed or recorded against the Premises or Property in connection with the Handling of Hazardous Materials, within ten (10) days after the filing or recording of such lien or charge, and if Tenant fails to do so, Landlord shall have the right, but not the obligation, to remove the lien or charge at Tenant's expense in any manner Landlord deems expedient.

         35.4 Landlord's Rights. Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time (i) to confirm Tenant's compliance with the provisions of this Section, and (ii) to perform Tenant's obligations under this
                  Section if Tenant has failed to do so. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. Tenant shall pay the costs of Landlord's consultants' fees and all costs incurred by Landlord in performing Tenant's obligations under this Section. Landlord shall use reasonable efforts to minimize any interference with

                  Tenant's   business  caused  by  Landlord's   entry  into  the
                  Premises, but Landlord shall not be responsible for any interference caused thereby.

         35.5 Tenant's Indemnification. Tenant agrees to indemnify, defend and hold harmless Landlord and its partners and their directors, officers, shareholders, employees and agents from air Environmental Losses and all other claims, losses, damages, liabilities, costs and expenses of every kind, including without limitation, reasonable attorneys' and consultants' fees and costs, incurred at any time by Landlord arising from or in connection with the Handling of Hazardous Materials at or about the Premises or Property or Tenant's failure to comply in full with all Environmental requirements with respect to the Premises.

                  Tenant's obligations under this Section shall survive the expiration or termination of this Lease.

36. ENTIRE AGREEMENT. This Lease, including the Exhibits and any addenda attached hereto and the documents referred to herein, if any, constitute the entire agreement between Landlord and Tenant with respect to the leasing of space by Tenant in the Building, and supersede all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building, the Property or this Lease except as expressly set forth herein, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. The submission of this Lease for examination does not constitute an option for the Premises and this Lease shall become effective as a binding agreement only upon execution and delivery thereof by Landlord to Tenant.

37. MISCELLANEOUS. This Lease may not be amended or modified except by a writing signed by Landlord and Tenant. Subject to Section 15 - "Assignment and Subletting" and Section 31 "Landlord's Liability", this Lease shall be binding on and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives. The determination that any provisions hereof may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect. The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable, invalid or illegal other provisions of this Lease or the same provisions under other circumstances. So as to avoid the rule against perpetuities, in all events if the Commencement Date has not occurred within two (2) years from the date this Lease is signed, all rights and obligations of the parties hereunder shall terminate. This Lease shall be construed and interpreted in accordance with the laws of the state in which the Property is located. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party. When required by the contents of this Lease, the singular includes the plural. Wherever the term "including" is used in this Lease, it shall be interpreted as meaning "including, but not limited to," the matter or matters thereafter enumerated. The captions contained in this Lease and for purposes of convenience only and are not to be used to interpret or construe this Lease. If there be more than one person or entity as Tenant hereunder, the obligations imposed hereunder shall be joint and several. Time is of the essence with respect to this Lease, except as to the conditions relating to the delivery of possession of the Premises to Tenant. Neither Landlord nor Tenant shall record this Lease.

38. AUTHORITY. If the Tenant is a corporation or a partnership, each of the persons executing this Lease on behalf of Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease. Tenant shall provide Landlord upon request, with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:                                   TENANT:
3260 Blume Associates, LLC                  Ladbroke Racing Corporation
                                            A Delaware Corporation

By:                                         By:
     --------------------------                 --------------------------------

Its:                                        Its:
     --------------------------                 --------------------------------

Date:                                       Date:
     --------------------------                  -------------------------------

                                    EXHIBIT A

                                   Floor Plan

                                    EXHIBIT B

                               CONSTRUCTION RIDER

1.       Tenant Improvements.

         Landlord shall with reasonable diligence through a contractor designated by Landlord (which contractor may be an affiliate of Landlord) to construct and install within the Premises the improvements and fixtures provided for in this Construction Rider ("Tenant Improvements").

         1.1.     Plans.

                  The Tenant Improvements shall be constructed substantially as shown on the conceptual space plan for the Premises dated May 28, 1997 (the "Space Plan"), utilizing Building Standard materials and finishes.

                  Upon Tenant's approval of the final Space Plan, the Space Planner will prepare and deliver to Tenant detailed plans and specifications sufficient to permit the construction of the Tenant Improvements by Landlord's contractor ("Construction Documents"). Landlord will provide Tenant with a cost estimate for Tenant's portion of the work (if any) shown in the Construction Documents. Tenant shall respond to the Construction Documents and cost estimate within three (3) days after receipt thereof, specifying any changes or modifications Tenant desires in the Construction Documents. The Space Planner will then devise the Construction Documents and resubmit them to Tenant for its approval and Landlord will provide Tenant with a revised cost estimate. Tenant shall approve or disapprove the same within three (3) days after receipt. The revised Construction Documents and cost estimate, as approved by Tenant, are hereinafter referred to as the "Final Construction Documents" and "Final Cost Estimate," respectively.

                  Additional interior decorating services and advice on the furnishing and decoration of the Premises, such as the selection of fixtures, furnishings or design of mill work, shall be provided by Tenant at its expense, but shall be subject to the reasonable approval of Landlord.

         1.2.     Construction.

                  Upon approval by Tenant of the Final Construction Documents and the Final Cost Estimate, Landlord shall proceed with reasonable diligence to cause the Tenant Improvements to be Substantially Complete. The Tenant Improvements shall be deemed to be "Substantially Completed" when they have been completed in accordance with the Final Construction Documents, except for finishing details, minor omissions, decorations and mechanical adjustments of the type normally found on an architectural "punch list". (The definition of Substantially Completed shall also define the terms "Substantial Completion" and "Substantially Complete.")

                  Following Substantial Completion of the Tenant Improvements and within thirty (30) days after Tenant takes possession of the Premises, Landlord and Tenant shall inspect the Premises and jointly prepare a "punch list" of agreed items of construction remaining to be complete. Landlord shall complete the items set forth in the punch list as soon as reasonably possible. Tenant shall cooperate with and accommodate Landlord and its workers in completing the items on the punch list.

         1.3.     Cost of Tenant Improvements.

         Landlord  shall pay for the cost of the Space  Plan,  the  Construction
         Documents   and  the  cost  to   construct   and   install  the  Tenant
         Improvements, including building standard suite and directory signage.

         1.4.     Changes.

                  If Tenant requests any change, addition or alteration in or to any Final Construction Documents ("Changes") Landlord shall cause the Space Planner to prepare additional Plans implementing such Changes. As soon as practicable after the completion of such additional Construction Documents, Landlord shall notify Tenant of the estimated cost of the Changes. Within three (3) working days after receipt of such cost estimate, Tenant shall notify Landlord in writing whether Tenant approves the Changes. If Tenant approves the Changes, Landlord shall proceed with the Changes and Tenant shall be liable for any Additional Cost resulting from the Changes. If Tenant fails to approve the Changes within such three (3) day period, construction of the Tenant Improvements shall proceed as provided in accordance with the original Construction Documents.

         1.5.     Delays.

                  Tenant shall be responsible for, and shall pay to Landlord, any and all costs and expenses incurred by Landlord in connection with any delay in the commencement or completion of any Tenant Improvements and any increase in the cost of Tenant Improvements caused by (i) Tenant's failure to submit information to the Space Planner or approve any Space Plan, Construction Documents or cost estimates within the time periods required herein, (ii) any delays in obtaining any items or materials constituting part of the Tenant Improvements requested by Tenant that are not part of the standard improvements (iii) any Changes, or (iv) any other delay requested or caused by Tenant (collectively, "Tenant Delays").

2.       Delivery of Premises.

         Upon Substantial Completion of the Tenant Improvements, Landlord shall deliver possession of the Premises to Tenant. If Landlord has not Substantially Completed the Tenant Improvements and tendered possession of the Premises to Tenant on or before the Scheduled Commencement Date specified in Section 2 - Term; Possession of the Lease, or if Landlord is unable for any other reason to deliver possession of the Premises to Tenant on or before such date, neither Landlord nor its representatives shall be liable to Tenant for any damage resulting from the delay in completing such construction obligations and/or delivering possession to Tenant and the Lease shall remain in full force and effect unless and until it is terminated under the express provisions of this Paragraph. If any delays in Substantially Completing the Tenant Improvements are attributable to Tenant Delays, then the Premises shall be deemed to have been Substantially Completed and delivered to Tenant on the date on which Landlord could have Substantially Completed the Premises and tendered the Premises to Tenant but for such Tenant Delays.

         Notwithstanding the foregoing. if the Commencement Date has not occurred or been deemed to have occurred within sixty (60) days after the Scheduled Commencement Date, Tenant, by written notice to Landlord given within ten (10) days after the expiration of such sixty (60) day period, may terminate this Lease without any liability to Landlord, provided, however, that if the delay in the Commencement Date is caused by delays of the type described in Section 29 Force Majeure of the Lease, and if Tenant elects to terminate as provided above, then Tenant shall reimburse Landlord, within thirty (30) days after receipt of notification from Landlord of the amounts due, for any amounts expended by Landlord for the construction and installation of the Tenant Improvements. If Tenant fails to perform any of Tenant's obligations under this Construction Rider within the time periods specified herein, Landlord may terminate the Lease or, in lieu of terminating the Lease under the foregoing, provisions, treat such failure of performance as an Event of Default under the Lease.

3.     Access to Premises.

       Landlord shall allow Tenant and Tenant's Representatives to enter the Premises prior to the Commencement Date to permit Tenant to make the Premises ready for its use and occupancy; provided, however, that prior to such entry of the Premises, Tenant shall provide evidence reasonably satisfactory to Landlord that Tenant's insurance, as described in Section
       12.1 - Tenant's Insurance of the Lease, shall be in effect prior to the time of such entry. Such permission may be revoked at any time upon twenty-four (24) hours' notice, and Tenant and its

       Representatives   shall  not   interfere   with  Landlord  or  Landlord's
       contractor in completing the Building or the Tenant Improvements.

       Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property placed upon or installed in the Premises prior to the Commencement Date, the same being at Tenant's sole risk, and Tenant shall be liable for all injury, loss or damage to persons or property arising as a result of such entry into the Premises by Tenant or its Representatives.

4.     Ownership of Tenant Improvements.

       All Tenant Improvements, whether installed by Landlord or Tenant, shall become a part of the Premises, shall be come property of Landlord and, subject to the provisions of the Lease, shall be surrendered by Tenant with the Premises, without any compensation to Tenant, at the expiration or termination of the Lease in accordance with the provisions of the Lease.

                                    EXHIBIT C

                                 BUILDING RULES

The following Building Rules are additional provisions of the foregoing Lease to which they are attached. The capitalized terms used herein have the same meanings as these terms are given in the Lease.

1.       Use of Common Areas.

         Tenant will not obstruct the sidewalks, halls, passages, exits, entrances, elevators or stairways of the Building ("Common Areas"), and Tenant will not use the Common Areas for any purpose other than ingress and egress to and from the Premises. The Common Areas, except for the sidewalks, are not open to the general public and Landlord reserves the right to control and prevent access to the Common areas or any person whose presence, in Landlord's opinion, would be prejudicial to the safety, reputation and interests of the Building and its tenants.

2.       No Access to Roof.

         Tenant has no right of access to the roof of the Building and will not install, repair or replace any antenna, aerial, aerial wires, fan, air-conditioner or other device on the roof of the Building, without the prior written consent of Landlord. Any such device installed without such written consent is subject to removal at Tenant's expense without notice at any time. In any event Tenant will be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of such devices on the roof and agrees to indemnify and hold harmless Landlord from any liability, loss, damage, cost or expense, including reasonable attorneys' fees, arising from any activities of Tenant or of Tenant's representatives on the roof of the Building.

3.       Signage.

         No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises will be inscribed, painted, affixed or otherwise displayed by Tenant on or in any part of the Building without the prior written consent of Landlord. Landlord reserves the right to adopt and furnish Tenant with general guidelines relating to signs in or on the Building. All approved signage will be inscribed, painted or affixed at Tenant's expense by a person approved by Landlord, which approval will not be unreasonably withheld.

4.       Prohibited Uses.

         The Premises will not be used for manufacturing, for the storage of merchandise held for sale to the general public, for lodging or for the sale of goods to the general public. Tenant will not permit any food preparation on the Premises except that Tenant may use Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages so long as such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

5.       Janitorial Services.

         Tenant will not employ any person for the purpose of cleaning the Premises or permit any person to enter the Building for such purpose other than the Landlord's janitorial service, except with Landlord's prior written consent. Tenant will not necessitate, and will be liable for the cost of, any undue amount of janitorial labor by reason of Tenant's carelessness in or indifference to the preservation of good order and cleanliness in the Premises. Janitorial service will not be furnished to areas in the Premises on nights when such areas are occupied after 9:30 p.m., unless such service is extended by written agreement to a later hour in specifically designated areas of the Premises.

6.       Keys and Locks.

         Landlord will furnish Tenant, free of charge, two keys to each door or lock in the Premises. Landlord may make a reasonable charge for any additional or replacement keys. Tenant will not duplicate any keys, alter any locks or install any new or additional lock or bolt on any door of its Premises or on any other part of the Building without the prior written consent of Landlord and, in any event, Tenant will provide Landlord with a key for any such lock. On the termination of the Lease, Tenant will deliver to Landlord all keys to any locks or doors in the Building which have been obtained by Tenant.

7.       Freight.

         Upon not less than twenty-four hours prior notice to Landlord, which notice may be verbal, an elevator will be made available for Tenant's use for transportation of freight, subject to such scheduling as Landlord in its discretion deems appropriate. Tenant shall not transport freight in loads exceeding the weight limitations of such elevator. Landlord reserves the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building, and no property will be received in the Building or carried up or down the freight elevator or stairs except during such hours and along such routes and by such persons as may be designated by Landlord. Landlord reserves the right to require that heavy objects will stand on wood strips of such length and thickness as is necessary to property distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and Tenant will be liable for all damage or injuries caused by moving or maintaining such property.

8.       Nuisances and Dangerous Substances.

         Tenant  will not  conduct  itself  or  permit  its  agents,  employees, contractors or invitees to conduct themselves, in the Premises or anywhere on or in the Property in a manner which is offensive or unduly annoying to any other Tenant or Landlord's property managers. Tenant will not install or operate any phonograph, radio receiver, musical instrument, or television or other similar device in any part of the Common Areas and shall not operate any such device installed in the Premises in such manner as to disturb or annoy other tenants of the Building. Tenant will not use or keep in the Premises or the Property any kerosene, gasoline or other combustible fluid or material other than limited quantities thereof reasonably necessary for the maintenance of office equipment, or, without Landlord's prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. Tenant will not use or keep any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein. Tenant will not bring or keep any animals in or about the Premises or the Property.

9.       Building Name and Address.

         Without Landlord's prior written consent, Tenant will not use the name of the Building in connection with or in promoting or advertising Tenant's business except as Tenant's address.

10.      Building Directory.

         A directory for the Building will be provided for the display of the name and location of tenants. Landlord reserves the right to approve any additional names Tenant desires to place in the directory and, if so approved, Landlord may assess a reasonable charge for adding such additional names.

11.      Window Coverings.

         No curtains, draperies, blinds, shutters, shades, awnings, screens or other coverings, window ventilators, hangings, decorations or similar equipment shall be attached to, hung or placed in, or used in or with any window of the Building without the prior written consent of Landlord, and Landlord shall have the right to control all lighting within the Premises that may be visible from the exterior of the Building.

12.      Floor Coverings.

         Tenant will not lay or otherwise affix linoleum, tile, carpet or any other floor covering to the floor of the Premises in any manner except as approved in writing by Landlord. Tenant will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal of any floor covering by Tenant or its contractors, employees or invitees.

13.      Electrical Installations.

         Landlord will direct Tenant's electricians as to where and how telephone, telegraph and electrical wires are to be installed. No boring or cuffing for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, smoke detectors, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the written approval of Landlord.

14.      Office Closing Procedures.

         Tenant will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or its employees leave the Premises, so as to prevent waste or damage. Tenant will be liable for all damage or injuries sustained by other tenants or occupants of the Building or Landlord resulting from Tenant's carelessness in this regard or violation of this rule. Tenant will keep the doors to the Building corridors closed at all times except for ingress and egress.

15.      Plumbing Facilities.

         The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein. Tenant will be liable for any breakage, stoppage or damage resulting from the violation of this rule by the Tenant, its employees or invitees.

16.      Use of Hand Trucks.

         Tenant will not use or permit to be used in the Premises or in the Common Areas any hand trucks, carts or dollies except those equipped with rubber tires and side guards or such other equipment as Landlord may approve.

17.      Refuse.

         Tenant will store all its trash and garbage within the Premises. No material will be placed in the trash boxes or receptacles if such material may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without being in violation of any law or ordinance governing such disposal. All trash and garbage removal will be only through such Common Areas provided for such purposes and at such times as Landlord may designate.

18.      Soliciting.

         Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant will cooperate to prevent the same.

19.      Parking.

         Tenant will use, and will cause its agents, employees, contractors and invitees to use, the parking spaces to which it is entitled under the Lease in a manner consistent with Landlord's directional signs and markings in the Parking Facility. Specifically, but without limitation, Tenant will not park, or permit its agents, employees, contractors or invitees to park, in a manner that impedes access to and from the Building or the Parking Facility or that violates space reservations for handicapped drivers registered as such with the California Department of Motor Vehicles. Landlord may use such reasonable means as may be necessary to enforce the directional signs and markings in the Parking Facility.

20.      Fire, Security and Safety Regulations.

         Tenant will comply with all safety, security, fire protection and evacuation measures and procedures established by Landlord or any governmental agency.

21.      Responsibility for Theft.

         Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

22.      Sales and Auctions.

         Tenant will not display or sell merchandise outside the exterior walls and doorways of the Premises nor use such areas for storage. Tenant will not install any exterior lighting, amplifiers or similar devices or use in or about the Premises an advertising medium which may be heard or seen outside the Premises, including flashing lights, searchlights, loudspeakers, phonographs or radio broadcasts. Tenant will not conduct or permit to be conducted any sale by auction in, upon or from the Premises or elsewhere in the Property, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

23.      Enforcement.

         Landlord may waive any one or more of these Building Rules for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Building Rules in favor of any other tenant or tenants nor prevent Landlord from thereafter enforcing these Building Rules against any or all of the tenants of the Building.

24.      Effect on Lease.

         These Building Rules are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Violation of these Building Rules constitutes a failure to fully perform the provisions of the Lease, as referred to in Section 16.1 - "Events of Default".

25.      Additional and Amended Rules.

         Landlord reserves the right to rescind or amend these Building Rules and/or adopt any other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

                                    EXHIBIT D

                           ADDITIONAL PROVISIONS RIDER

1.       Parking.

         Tenant shall have the right to use seventeen (17) unreserved stall in the Building parking facilities in common with other tenants of the Building at no additional charge. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in use of the parking facilities. Landlord reserves the right in its absolute discretion to determine whether the parking facilities are becoming overburdened and to allocate and assign parking spaces among Tenant and other tenants, and to reconfigure the parking area or modify the existing ingress to and egress from the parking area as Landlord shall deem appropriate.

2.       Termination Agreement

         Provided that Tenant is not in default, nor has been in default during the term of the Lease, Tenant shall have a one time right to cancel this Lease on the third (3rd) anniversary with one-hundred eighty (180) days prior written notice to Landlord. In the event Tenant terminates this Lease, Tenant will pay to Landlord all unamoritized leasing costs to include leasing commissions, tenant improvements, permits and fees. In addition, Tenant will pay Landlord two (2) months rent.

3.       Expansion Right of First Refusal

         Tenant will have the right to expand the Premises an additional 1,500 square feet on the same terms and conditions as contained in this Lease (the "Expansion"). In the event Landlord receives a bona fide offer to lease space which covers such expansion area, which Landlord intends to accept, Landlord will give notice of such offer to Tenant. Tenant will have three (3) business days after receipt of such offer to decide whether to exercise the Expansion, provided that in such event, such expansion will be at the rental rate as set forth in the offer and is conditioned upon Tenant waiving the termination right set forth in
         Section 2 of this Exhibit D.

                            FIRST AMENDMENT TO LEASE

                  THIS FIRST AMENDMENT TO LEASE (this "Amendment") is made as of the 5th day of February, 1999 (the "Effective Date") by and between 3260 Blume Drive Associates ("Landlord" and Ladbroke Racing Corporation ('Tenant").

                                    RECITALS

         A. Landlord and Tenant are parties to that certain Office Lease dated as of July 7, 1997 (the "Lease"), for certain premises containing approximately 4,333 rentable square feet of space commonly known as Suite 500 (the "Premises"), in the building located at 3260 Blume Drive, Richmond, California (The Building").

         B. Landlord and Tenant desire to amend the Lease to provide for the expansion of the space and to make certain additional amendments to the Lease as are more particularly described herein.

         NOW  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained, the parties hereto agree as follows:

         1. Definitions. Unless otherwise defined herein, the capitalized words and terms used in this Amendment shall have the meanings ascribed to them in the Lease.

         2. Premises. The square footage shall be increased by 2,721 rentable square feet for a total of 7,054 rentable square feet. The existing Premises and the Expansion Premises are outlined as shown on Exhibit A.

         3. Base Rent. The Base Monthly Rent shall be increased to incorporate the expansion space and the total monthly Base Rent will be as follows:

                  March 1, 1999 through July 31, 1999:           $11,991.80
                  August 1, 1999 through July 31, 2002:          $12,334.50

                  3.1. Landlord will not be responsible for 1) any delays caused by Tenant in approving Construction Documents within the time period required,
2) delay in obtaining any items or materials constituting part of the Tenant Improvements requested by Tenant that are not part of the standard improvements,
3) any Changes, or 4) any other delay requested or caused by Tenant.

         4. Condition of Premises. Landlord, at its sole cost and expense, shall provide and install improvements as shown on the attached Exhibit A, Page 1 of 1, dated 1/19/99 in accordance with Exhibit 8 to the Lease with the same quality as tenant's existing space with the Scheduled Commencement Date for the expansion premises being March 1, 1999.

         5. No Brokers. Tenant represents and warrants that Tenant has had no dealings or communications with any broker or agent in connection with this Amendment other than Grubb & Ellis Company ('Broker's"), and that no person or entity is entitled to any brokerage commission or finder's fee on account of the negotiation, execution, delivery, and consummation of this Amendment, other than any commission which may be payable by Landlord to Broker. Tenant hereby agrees to indemnify Landlord and to hold Landlord free and harmless of and from any and all claims, losses, damages, costs and expenses of whatsoever nature, including attorney's fees and cost of litigation. arising from or relating to, any brokerage commissions or finders fees payable or alleged to be payable by reason of any act of Tenant in connection with this Amendment or its negotiation, excluding any amounts payable to Brokers.

         6. Exhibit D, Paragraph 1. Parking. The parking allocation is increased to twenty-eight (28) unreserved stalls.

         7. Exhibit D. Paragraph 2. Termination Agreement. This paragraph is canceled in its entirety.

         8 Exhibit D. Paragraph 3. Expansion Right of First Refusal. This paragraph is canceled in its entirety.

         9. Miscellaneous.

                  9.1 Except as modified by this Amendment, all of the terms, conditions and provisions of the Lease shall remain in full force and effect and are hereby ratified and confirmed. To the extent the terms of the Lease and this Amendment are inconsistent, the terms of the Amendment shall control.

                  9.2 The submission of this Amendment to Tenant for examination or execution does not create an option or constitute an offer to Tenant to amend the Lease on the terms and conditions contained herein, and this Amendment shall not become effective as an Amendment to the Lease unless and until it has been executed and delivered by both Landlord and Tenant. By executing and delivering this Amendment, the person or persons signing on behalf of Tenant represent and warrant that they have the requisite authority to bind Tenant.

                  9.3 This Amendment contains the entire agreement of Landlord and Tenant with respect to the subject matter hereof. There are no oral agreements between Landlord and Tenant affecting the Lease as hereby amended, and this Amendment supersedes and cancels any and all previous negotiations, representations, agreements and understandings, if any, between Landlord and Tenant and their respective agents with respect to the subject matter hereof, and none shall be used to interpret to construe the Lease as amended hereby. Tenant acknowledges that prior communications from Landlord and its agents were not and are not, and shall not be construed to be representations or warranties by Landlord or its agents as the matters communicated, and have not and will not be relied upon by Tenant.

                  IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first written above.

"Landlord"                               "Tenant"

3260 Blume Drive Associates              Ladbroke Racing Corporation


By:/s/ Richard Granzella                 By:/s/ George P. Harbison
   -----------------------------------   -------------------------------------

Its:  Manager                            Its:  VP/CFO
    -------------------------------      --------------------------------

Date: 2/3/99                             Date:  2/2/99

                                    EXHIBIT B

                              (Premises Floor Plan)